CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 17, 2006

Date of Report

(Date of Earliest Event Reported)

ONLINE PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 East Interstate 30, Suite 100

Rockwall, TX 75087

(Address of principal executive offices (zip code))

(972) 771-3863

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On January 10, 2006 we entered into a definitive Share Exchange Agreement to acquire Diguang International Holdings, Ltd., a British Virgin Islands company with operating subsidiaries in China, Hong Kong and the British Virgin Islands.  The closing of the Share Exchange remains contingent upon the satisfaction of a number of material conditions, and as a result, the closing of the Share Exchange has not yet occurred, and there has not yet been a change in control of the Company.  If the conditions to be satisfied are not fully met in a timely fashion, the transactions described in this filing may not occur.  Although this filing is required to provide only a description of the material terms of the transaction, we are voluntarily including additional information regarding Diguang, its financial condition and its operations in this filing.

In accordance with the Share Exchange Agreement, we will convert from a Nevada corporation into a British Virgin Islands international business corporation simultaneously with the closing of the Share Exchange; however, we will continue to report our financial information in accordance with United States generally accepted accounting principles.  The closing of the Share Exchange is conditioned upon the placement of 2,400,000 shares of our common stock through a private placement offering at a per share price of $5.00, generating gross proceeds of $12,000,000.  The Offering will close immediately after the closing of the Share Exchange.  The foregoing information has been disclosed herein as it is a material condition to the closing of the Share Exchange Agreement and should not be construed as an offer to sell or solicitation of an offer to buy our securities.  The securities to be sold in the O ffering will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Once the Share Exchange closes, Diguang will become our wholly owned subsidiary, and the shareholders of Diguang will own the majority of our voting stock.  To accomplish the Share Exchange, we will issue an aggregate of 18,250,000 shares of our common stock in exchange for all of the issued and outstanding capital stock of Diguang.  The shares to be issued to the Diguang stockholders will be issued only to accredited investors pursuant to a claim of exemption under Section 4(2) of the Securities Act of 1933, as amended, for issuances not involving a public offering. The Share Exchange does not require the approval of our shareholders, however a majority of our shareholders have approved it.  A copy of the Share Exchange Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein.  The foregoing description is modified by such reference.

Pursuant to the terms of the Share Exchange Agreement, Diguang’s officers and directors will be appointed as our officers and directors, and Terri Wonderly will resign as our President, CEO and sole director.

In October 2005, our board of directors and a majority of our shareholders approved a 3-for-5 reverse split of our common stock.  Prior to the Reverse Split we had 11,518,233 shares of common stock issued and outstanding.  The Reverse Split, which will be effective as of the closing date of the Share Exchange, will cause us to have 6,910,940 shares of common stock issued and outstanding. In addition, prior to but in connection with the Share Exchange, Terri Wonderly, our CEO, will return to us for cancellation 4,967,940 of our common stock that she owns, and as a result, our total outstanding shares of common stock will be 1,943,000 immediately prior to the Share Exchange.

In addition to the stock issued in the Share Exchange, we have agreed to issue up to 6,000,000 shares of our common stock as Incentive Shares to specified individuals involved in Diguang’s management if it achieves specified after-tax profit targets for fiscal years 2006 through 2009.   The following number of shares will be available for issuance as Incentive Shares in the specified year: in 2006, 500,000 shares; in 2007, 1,500,000 shares; and in 2008 and 2009, 2,000,000 shares per year.

As a result of the Share Exchange, the Cancellation of Ms. Wonderly’s shares and the Offering, we will have 22,593,000 shares of common stock issued and outstanding.  Of that amount, Diguang’s shareholders will own 80.8%, with the balance held by investors in the Offering and those who held our shares prior to the Share Exchange, including Ms. Wonderly. See the “Security Ownership of Management and Beneficial Owners” section below.

The Business

Online Processing Inc. was organized under the laws of the State of Nevada in 2000.  Our initial business was to provide Internet-based mortgage processing for mortgage brokers.  We were never able to achieve profitability in that business, so we began searching for operating companies to acquire to increase shareholder value.

In February 2003, through a share exchange, we acquired 100% of the issued and outstanding stock of Communication Field Services, Inc. (“CFS”), a Nevada corporation engaged in the business of providing installation, maintenance and servicing of communication technologies.  Our plan was to secure additional financing to expand the CFS’ business, but we were unable to do so, and in March 2003, we decided to cease commercial operations in CFS.  On January 21, 2004, we agreed to sell all of the stock of CFS to Roger Henley, our former Chief Executive Officer, in consideration for 2,934,000 of the 3,260,000 shares of our common stock that he owned.

Thereafter we began the process of reviewing new business opportunities with the intention to maximize shareholders' interest, looking at possible business acquisitions in North America and internationally. On January 10, 2006 we entered into a Share Exchange Agreement to acquire all of Diguang International Holdings, Ltd.’s issued and outstanding stock in exchange for our common stock.  Diguang was organized under the laws of the British Virgin Islands on July 27, 2004.  We expect to consummate the Share Exchange on or before February 28, 2006, or at such other time as the parties agree.  As a result of the Share Exchange, Diguang’s former shareholders will acquire an 80.8% interest in our common stock.

(From this point forward, “Diguang” refers to the combined companies following the Share Exchange, including Diguang’s subsidiaries described below).

Diguang specializes in the design, production and distribution of small to medium-sized Light Emitting Diode and Cold Cathode Fluorescent Lamp backlights for various Thin Film Transistor Liquid Crystal Displays and Super-Twisted Nematic Liquid Crystal Display, Twisted Nematic Liquid Crystal Display, and Mono LCD, all of which are considered LCD Applications.  Those applications include color displays for cell phones, car televisions and navigation systems, digital cameras, televisions, computer displays, camcorders, PDAs and DVDs, CD and MP3/MP4 players, appliance displays and the like.

Diguang conducts that business principally through the operations of Shenzhen Diguang Electronics Co., Ltd., a wholly-owned subsidiary that is based in the People’s Republic of China.  Diguang Electronics was formed in 1996 under the laws of the PRC.  Diguang Electronics has approximately 1,180 employees and is headquartered in Shenzhen, China, with additional offices and its backlight manufacturing operations in Dongguan, China. Diguang’s other subsidiaries maintain only a few employees.

Two additional subsidiaries of Diguang are Well Planner Limited and Diguang Science & Technology (HK) Ltd.  Well Planner was registered in Hong Kong in April 2001 and is involved with the import of raw materials into China and export of finished products from China. Well Planner currently has no fixed assets.

Diguang Technology was organized under the laws of the British Virgin Islands in August 2003 and is directly involved with the international buying of raw materials and selling of backlight products.  Diguang Science purchases raw materials from international suppliers and an international sales group for both Diguang Electronics and Well Planner.  Diguang Technology has no fixed assets.

Going forward, the operations of Diguang Electronics, Well Planner and Diguang Technology will be our principal operations.  For that reason, Diguang’s officers and directors will become our officers and directors. As a result, our board of directors will consist of 5 members, 4 of whom will be appointed by Diguang’s former stockholders, with the remaining director to be appointed by Chardan Capital, LLC.

Financial Information about Segments

Until the Share Exchange with Diguang is completed, we will be considered a shell company, as that term is defined in the Securities Act and Exchange Act, as amended.  After the completion of the Share Exchange, our sole segment of operations will be through the operations of Diguang in the design, development and manufacture of LED and CCFL backlights for color LCD (liquid crystal display) displays.

During the past eight years, Diguang’s sales revenues have grown at an average rate of 50 percent per year, and it has become one of the largest producers of backlights in China.  In recent years, Diguang has enjoyed an even higher growth rate as the global market for lower cost, quality backlights continues to expand.  Diguang’s revenues grew by approximately 300 percent (from $6.16 million to $24.48 million) from 2003 to 2004, and its income increased over 500% for the same period, from $1.05 million to $6.69 million.  This greater increase in profitability relative to revenues reflects the economies of scale that Diguang has as its business expands.  As Diguang anticipates introducing new products and technologies, entering the larger-sized backlight market (principally flat panel TVs), continuing to benefit from China’s economic manufacturing cost advantages and expanding international sales, future earnings are expected to continue to grow.

Diguang’s revenues from sales of backlights to external customers, its profit and loss and its total assets for the past three years have been as follows:

Year

Revenues

Profit (Loss)

Total Assets

2002           $  4,023,865               $      361,364                $  5,078,531 (unaudited)

2003           $  6,156,408               $   1,045,640                $  7,940,920

2004           $24,483,222               $   6,690,018                 $14,158,413

LCDs consist of a top layer that uses electronic impulses, filters and liquid crystal molecules to create an image, often in color.  However, the LCD component itself generates relatively little in the way of luminance or light output, making the image on the screen impractical to use on its own under most conditions.  A second component to these displays is backlights, which provide the luminance that enables viewers to see a distinct image on the screen in a wide variety of lighting conditions.  In that sense, they operate much in the same way the bulb in a film or a slide projector does, converting the dark image on the film to a bright image that can be readily viewed.

The market for backlights is global, and Diguang sells its products on a global level.  According to Displaybank, a reputable Korean market research company, the LCD backlight market is projected to reach $8.4 billion in 2006.  This market is growing in parallel with increased demand for products that incorporate LCDs.  The following products that incorporate LCDs had the stated projected growth rates from 2004 to 2005: MP3 players at 61%; large-size LCD TVs over 50%; digital cameras -- 29%; and car entertainment systems -- 23%.  The LCD market was approximately $48.5 billion in 2004, which accounted for 78% of a $62.2 billion global display market.  Analysts at Displaybank project the LCD market will grow to approximately $94 billion by 2010.  This growth is expected to continue to be driven by a growing electronics industry that will take advantage of the cost, clarity and half-life benefits of LCDs versus competing technologies.

While Diguang has succeeded in expanding its customer base and its geographic markets over the past two years, sales to its largest customer generated 50% of its product sales revenues during 2004, and sales to its largest three customers generated 57% of its product sales revenues for that same year.  Diguang is continuing its efforts to diversify and broaden its customer base to become less reliant on these customers, including the development of new products, such as backlights for flat panel televisions.

Diguang is one of the first companies in the PRC to use patented light guide panel technology by mould injection method to produce backlight units. In addition, Diguang has received recognition in the PRC as a technologically advanced enterprise. Diguang has received certain awards and accolades, including the Shenzhen Science and Technology Progress Award in 2003.

Additionally, Diguang’s products, namely TFT-LCD backlights, CCFL backlights and white LED backlights, were included in the National Important New Products Project, and Diguang received the “Important New Products” certificate in 2003.

Diguang Electronics, a subsidiary of Diguang that was formed in 1996 under the laws of the PRC, caters to this global demand with its quality products, low cost and rapid order fulfillment. Diguang Electronics focuses on product quality: quality materials obtained from selected international suppliers are used in production, and quality control personnel inspect raw materials prior to use in production and finished products prior to shipment. Another focus of Diguang Electronics is its ability to offer its products at a lower cost than most competitors. This is made possible through Diguang Electronics’ low-cost, high-tech labor force of nearly 1200 people and through existing economies of scale. A third area of focus is its quick delivery after an order is placed.  Unlike certain other companies that take up to a few months to deliver an order, Diguang Electronics can typically do a production run within 15 to 30 days from the time an order is placed.

In 1999, Diguang Electronics received ISO9002 certification, and in 2002 it received QS9000 /ISO9001 certification from Moody International Certification. These certifications are given in recognition of Diguang’s commitment to and efforts in implementing and maintaining a quality management system in the design, manufacture and sales of LED and CCFL backlights.

As a full-service manufacturer of backlights for LCDs, Diguang Electronics works with its customers to design the proper backlight to meet the customers’ specifications relating to a particular product and application.  Accordingly, nearly all of Diguang Electronics’ products are customized for the purchasing customer.  Diguang currently co-develops approximately 30-50 new products with customers each month.  Diguang has developed, or co-developed, approximately 2,600 products to date and has put more than 2,000 products in mass production.  Diguang Electronics typically does not receive direct payments from customers to develop products, but it does include the costs of developing products to meet customer specifications into its pricing.

Diguang’s sales are obtained either through its internal workforce, its Well Planner and Diguang Technology subsidiaries, or through commissioned sales agents that represent it in locations outside of the PRC.

Historically, the majority of backlight production was located in Japan and Korea, although due to low cost advantages and recent improvements in product quality, Taiwan and Mainland China have emerged as significant areas of backlight production. By conducting its business related to the design, production and distribution of backlights in the PRC, principally through the operations of Diguang Electronics, Diguang is able to take advantage of the low costs available in the PRC.

The principal raw materials used in a backlight consist of lamps, light guide plates, reflectors, brightness enhancing films, silica gels and plastics.  Those materials are available from numerous suppliers, most of them based in Asia, such as Hong Tai Xing Company, Shenzhen Gujia Company and Shenzhen Zhenkang Company.  Diguang purchases its raw materials from over 20 suppliers in Asia and from two United States based companies (3M and Cree).  Diguang follows a practice of obtaining each of its raw materials from multiple suppliers as a means of ensuring supply, protecting against fluctuations in price (whether producer or currency related) and making certain that its quality standards are consistently met.

In addition to its product development work (taking existing, available technology and adapting it to the specific needs of a customer for a particular product), Diguang engages in research and development (which involves developing new, proprietary techniques or products).  Diguang’s growth rate is attributable in significant measure to a number of patents, especially in the area of light guides and other innovations that improve the quality of its products (judged by the combination of brightness, evenness, color of the light generated and durability) relative to other backlight manufacturers.

Diguang is engaged in efforts to develop some technologies that reduce energy consumption and other environmental impacts of its devices.  The innovations can be used for a variety of applications in screens of almost all sizes. Management believes that many of Diguang’s new technologies will be patentable, and Diguang expects to file for and maintain both Chinese and/or international patents where the value of the invention warrants the expense and effort of doing so.

Diguang’s business is subject to slight seasonal fluctuation.  Many of the products that incorporate its backlights are popular Christmas gifts, for example, home entertainment equipment and cellular phones, which enjoy a higher rate of retail sales in the fourth calendar quarter compared with other times of the year.  However, the varying lead times associated with those products and the inclusion of many product lines that are not seasonal in nature, such as home appliances and office equipment, limit the seasonal nature of Diguang’s business.  Overall, Diguang does not consider its business to vary from quarter to quarter to the extent that would justify describing it as a seasonal business.

There are no practices in Diguang’s industry that have a significant effect on working capital requirements.  Most of Diguang’s business is done on a relatively short cycle time (on average, less than a month from customer order to initial fulfillment and between 1 to 3 months for payment).  There are no significant capital costs associated with the product development process.  Molds meeting customers’ size specifications are needed to form the housings for the backlights, but these molds are not costly and Diguang has accumulated approximately 2,300 of them during its years of operation, many of which can be reused to make a new product with little or no adjustment.  A significant aspect of Diguang’s business model is providing a rapid response to customer orders, which helps to minimize the amount of inventory it must carry.  Diguang also does not need to carry large amounts of raw material inventories because raw materials have been readily available from a number of suppliers.

Diguang’s customer base consists of many large and medium sized companies, which include Samsung, LG, Alco, Gree, Midea, Tecdis, Tianma, Affitronics, Wintek, Truly, Optrex, PVI, Iriver, Seiko, IDW, CCT, Haier, TECDIS, ARCHOS, SECURE, and AGENA .  In 2004, Alco Holdings was Diguang’s largest customer by sales volume, accounting for approximately 50% of total revenues, and its top three customers that year generated about 57% of revenues. As a result, the loss of one or more of Diguang’s top four or five customers would have a material adverse effect on Diguang’s business.  To help protect against that risk, Diguang is continuously seeking to diversify its customer base, in particular by expanding its international sales efforts.  It will also be introducing new backlight technologies for a variety of applications that will help expand and diversify its customer base.

Due to its current modest utilization of its production capacity (~33%) and its practice of rapid turnaround of customer orders, Diguang does not maintain a large backlog of orders relative to its annual revenue figures.  Also, because nearly all of its products are custom made to customer specifications, experience has shown that nearly Diguang’s entire order backlog is firm; virtually all orders that are placed are completed and delivered.

Diguang’s backlog fluctuates based on the timing of customer orders.  Its backlog as of December 31, 2004 was approximately $1,625,000, compared to a backlog of $2,659,000 for December 31, 2003, a decrease of 39%.  Diguang’s backlog as of June 30, 2005 was $3,875,000, which is up from the end of 2004 due to an increase in the volume of new orders.

Diguang has not identified a seasonal fluctuation in its backorder totals.  In addition, Diguang does not include any of its backorder total in recognized revenues, as it does not recognize revenues on work in process, but only on shipped products.

Diguang does not do any business directly with governments, although many of its customers may make products for sale to governments around the world.

Competition

The display backlight market is highly competitive.  It has traditionally been centered in Japan and Korea, where the majority of LCDs and related components continue to be made.  Due to cost advantages and an increase in product quality, Taiwan has recently emerged as a significant producer of backlights, and the PRC is growing in importance as a source of backlights.

To management’s knowledge there are no independently published industry statistics that can be used to measure Diguang’s market share among PRC-based companies reliably.  However, management believes that Diguang is among the earliest and largest manufacturers of backlight units in Mainland China and one of the fastest growing backlight manufacturers in the world.

Taking into consideration factors such as geographic market, product mix and customer base, Diguang believes the following companies are its main competitors: Shian Yih Electronics Ind. Co. Ltd. (Taiwan), Wai Chi Electronics Ltd. (Hong Kong), Radiant Opto-Electronics Corporation (Taiwan) and K-Bridge Electronics Co. Ltd. (Taiwan).  Although these competitors are based outside the PRC, each has significant manufacturing operations in the PRC. Due to the advancements Taiwan and PRC producers have made within this industry, Diguang’s main competitors are no longer Japanese or Korean producers.

As with most other products, competitive advantages in backlights derive from a favorable combination of price, quality and customer service.  Diguang believes it is well-positioned to compete effectively in all three of those areas.  Diguang has only recently moved into a new state-of-the-art manufacturing facility, which provides it with significant efficiencies and the space to increase its output from 100,000 small and medium units per day to 200,000 to 300,000 units per day (depending on size).  In addition, China’s well-known labor cost advantages relative to Japan, Korea and Taiwan have enabled Diguang to put price pressure on its foreign rivals, thereby helping it to gain market share while maintaining profitability and margins, as its financial results show.  Diguang currently expects that growth to continue.

Diguang’s quality enhancements include innovations in light guide technology, which reduces power consumption and leads to a corresponding increase in backlight life.  The improved overall performance resulting from these enhancements is one of the reasons Diguang has enjoyed a history of rapid growth.  Diguang believes, based on its familiarity with other products in the market, that it has a technological advantage relative to other producers.  Diguang expects that this existing technological advantage combined with Diguang’s anticipated development of additional patented technology will continue to give it a competitive advantage.

Another important factor of Diguang’s ability to compete is its relative short cycle time from the receipt of a customer’s order to the initial delivery of products to the customer.  On average, this is a 15- to 30-day process for Diguang, while many of its competitors take months to complete similar tasks.  Diguang’s short cycle time is due to, among other things, Diguang’s modern facilities and equipment, along with its large product development staff relative to those of its competitors.

Diguang has spent $172,499, $290,983 and $802,511 during 2002, 2003 and 2004, respectively, on research and development efforts to improve existing products and processes and to develop new products (not including the expenses to develop particular backlight products utilizing existing technology to meet customer specifications for products).  Diguang’s research and development expenditures for 2005 made up a larger portion of its revenues because of its efforts to increase its portfolio of significant intellectual property.

Diguang’s major manufacturing processes are “dry,” meaning that they do not involve quantities of solvents, plating solutions or other types of materials that lead to the generation of significant amounts of hazardous wastes, process wastewater discharges or air pollutant emissions.  Diguang has only recently moved into its state-of-the-art manufacturing facility, and as a result does not anticipate any material capital expenditures for pollution control equipment for 2006.  Diguang is contemplating the construction or acquisition of additional manufacturing facilities if its current projections for increased product demand are met, but environment-related costs are not expected to be a material portion of the costs of constructing that facility.

Diguang currently employs approximately 1,180 people.  If Diguang meets its expansion projections, that number will increase.

Financial Information about Geographic Areas

During 2002, 2003 and 2004, Diguang derived $2,581,613, $3,085,706 and $4,667,219, respectively, of its revenues from external customers in the PRC (excluding Hong Kong), the domicile of its principal operating subsidiary, Diguang Electronics.

Revenues from external customers outside of the PRC for 2002, 2003 and 2004 totaled $1,442,252, $3,070,702 and $19,816,003, respectively.  The sales to external customers in Hong Kong represented over 50% of foreign sales in 2004.  Diguang attributes sales to individual foreign countries based on the destination to which it ships the products.

Virtually all of Diguang’s long-lived assets are held by Diguang Electronics in the PRC.

There are certain risks associated with the concentration of Diguang’s operations in the PRC.  These include currency risks and political risks.  (See Risk Factors below.)  Until recently, the Chinese government pegged its currency, the renminbi (RMB) to the United States dollar, adjusting the relative value only slightly and on infrequent occasion.  Many people viewed this practice as leading to a substantial undervaluation of the RMB relative to the dollar and other major currencies, providing China with a competitive advantage in international trade.  China now allows the RMB to float to a limited degree against a basket of major international currencies including the dollar, the euro and the Japanese yen.  This change in policy produced an initial revaluation of the RMB of about 2%.

This 2% increase in the value of the RMB is not expected to produce a material effect on Diguang’s business or its financial performance.  However, if the Chinese government allows significant further revaluations of the RMB in the near future, it could have adverse consequences on Diguang’s ability to compete internationally.  In particular, such a revaluation would make Diguang’s products relatively more expensive in markets outside of the PRC than before the revaluation, currently representing about 77% of Diguang’s product revenues (including those from Hong Kong), which could slow or eliminate Diguang’s anticipated growth.

Offsetting this risk to some degree is the fact that if further revaluation of the RMB does occur, it will result in an increase Diguang’s profits when stated in dollar terms for a given level of profit in RMB.  It is difficult to tell which of these effects, if either, will be more significant, and therefore whether the revaluation of the RMB would have an overall negative or positive effect on the value of Diguang’s business.

From a political standpoint, only recently has the PRC moved away from a centrally planned economy toward a market driven economy.  It is not possible to predict how rapidly the move to a market economy will continue, or if it will continue at all.  Similarly, the government has recently been encouraging the development and growth of privately owned enterprises.  Both of those political trends have benefited Diguang’s expansion.  Should the government modify or reverse those policies, it could prove detrimental to Diguang.

Additionally, the PRC has historically been indifferent to the enforcement of intellectual property rights, on which Diguang currently depends and expects to continue to depend to a significant degree.  As a condition to its admission to the World Trade Organization, China committed to improved enforcement of intellectual property rights, and there is evidence to show that it has done so, including increased prosecutions of intellectual property pirates.  Should China reverse that policy, it could be detrimental to Diguang’s business prospects due to Diguang’s Chinese competitors’ infringement on Diguang’s intellectual property.

It is not yet clear to Diguang whether its three-year geographic financial information is indicative of its current or future operations, particularly with regard to its sources of revenues.  Several factors make it difficult to tell whether Diguang will derive more or less of its revenues from countries other than the PRC going forward.  These include Diguang’s rapid growth, the anticipated rapid rate of growth of businesses in China that make products incorporating Diguang’s backlight products and Diguang’s development of larger backlights.  However, Diguang does not anticipate a material effect on its business if a shift in the geographic distribution of its sales occurs.

 RISK FACTORS

Investment in our common stock involves risk. You should carefully consider the risks we describe below before deciding to invest. The market price of our common stock could decline due to any of these risks, in which case you could lose all or part of your investment. In assessing these risks, you should also refer to the other information included in this prospectus, including our consolidated financial statements and the accompanying notes. You should pay particular attention to the fact that we are a holding company with substantial operations in China and are subject to legal and regulatory environments that in many respects differ from that of the United States .  Our business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below and any others not foreseen. This discussion contains forward-looking statements.

Unless the context requires otherwise, “we,” “us,” “our” and similar terms refer to Online Processing, Inc.  Additionally, since this filing covers the potential acquisition of Diguang International Holdings, Ltd., “Diguang” refers to the combined companies following the Share Exchange.

Risks Related to Diguang’s Business

Adverse trends in the electronics industry may adversely affect Diguang’s operating results.

Diguang’s business depends on the continued vitality of the electronics industry, which is subject to rapid technological change, short product life cycles and margin pressures. In addition, the electronics industry historically has been cyclical and subject to significant downturns characterized by diminished product demand, accelerated erosion of average selling prices and production over-capacity.  It is also characterized by upswings in the cycle which can lead to shortages of key components needed for Diguang’s business, for which there is not always an alternative source. Economic conditions affecting the electronics industry in general or Diguang’s major customers may adversely affect its operating results. If Diguang’s customers’ products fail to gain widespread commercial acceptance, become obsolete or otherwise suffer from low sales volume, Diguang’s business and operating results would be negatively affected.

If the OLED technology matures, it may lessen the demand for LCDs and related components.

Organic Light Emitting Eiode technology is an alternative to traditional LED technology that is still in the development phase, with companies attempting to create an OLED solution for cell phones and other small size applications.  This technology has the potential to supplant traditional LEDs in many applications, but it still faces many performance issues (related to the backplane, aging of the color output, etc.) and for many applications it is still cost-prohibitive.  If development of this technology overcomes those drawbacks, it will compete with existing display technologies and may have an adverse material affect on the future LCD and backlight markets.  Diguang’s client base is diverse and involved with manufacturing products in a variety of different sizes and for many different applications. Due to the diverse product base of Diguang’s customers, a growing demand for its backlights in medium and large size applications and enhancements in LCD technology, Diguang believes that OLED technology will have little or no short term or medium-term effect on Diguang’s levels of LCD backlight sales.

A few customers and applications account for a significant portion of Diguang’s sales.

A portion of Diguang’s revenue is generated from a small number of customers.  The aggregate percentage of the revenue contributed by Diguang’s top three customers in 2004 was 57%, with roughly 50% coming from the largest customer.  Under present conditions, the loss of either of these customers could have a material effect on Diguang’s financial performance, liquidity and possibly even long term prospects.  To reduce this risk, Diguang continues to emphasize producing customized products, which helps to develop longer term customer relationships.  That creates a lower probability of cancellation.  Diguang has also focused efforts on generating a more diverse customer base through international sales expansion and by extending its product offerings to the larger-sized (monitor and TV) backlight market.

Diguang does not have long-term purchase commitments from its customers and may have to rely on customer forecasts.

Custom manufacturers for OEMs (companies that acquire Diguang’s product and incorporate it into their product with their brand name) such as Diguang must provide increasingly rapid product turnaround. A variety of conditions, both specific to individual customers and generally affecting the demand for these products, may cause customers to cancel, reduce or delay orders. Cancellations, reductions or delays by a significant customer or by a group of customers would result in a material reduction in revenue.  Those customer decisions could also result in excess and obsolete inventory and/or unabsorbed manufacturing capacity, which could adversely affect Diguang’s business. On occasion, customers require rapid increases in production, which can strain Diguang’s resources and reduce its margins as a result of the costs necessary to meet those demands.

Diguang’s customers generally do not provide it with firm, long-term volume purchase commitments. In addition, industry trends over the past five years have led to dramatically shortened lead times on purchase orders, as rapid product cycles have become the norm. Although Diguang sometimes enter into manufacturing contracts with its customers, these contracts principally clarify order lead times, inventory risk allocation and similar matters, rather than providing for firm, long-term commitments to purchase a specified volume at a fixed price.

As a result, customers can generally cancel purchase commitments or reduce or delay orders at any time. The large percentage of Diguang’s sales to customers in the electronics industry, which is subject to severe competitive pressure, rapid technological change and product obsolescence, increases Diguang’s inventory and overhead risks, among others.

Diguang also makes significant decisions, including determining the levels of business that Diguang will seek and accept, production schedules, component procurement commitments, facility requirements, personnel need, sand other resource requirements, based upon Diguang’s estimates of customer requirements. The short-term nature of Diguang’s customers’ commitments and the possibility of rapid changes in demand for these products reduce its ability to estimate accurately the future requirements of those customers. Because many of Diguang’s costs and operating expenses are fixed, a reduction in customer demand can reduce Diguang’s gross margins and operating results. In order to transact business, Diguang assess the integrity and creditworthiness of its customer and may, based on this assessment, agree to amortize design, development and set up costs over time and enter into commitments with suppliers. Such assessments are not always accurate and expose Diguang to potential costs, including the write off of costs incurred and inventory obsolescence if the orders anticipated do not materialize. Diguang may also occasionally place orders with suppliers based on a customer’s forecast or in anticipation of an order that is not realized. Additionally, from time to time, Diguang may purchase quantities of supplies and materials greater than required by customer orders to secure more favorable pricing, delivery or credit terms. These purchases can expose Diguang to losses from cancellation costs, inventory carrying costs or inventory obsolescence.

Failure to optimize Diguang’s manufacturing potential and cost structure could materially and adversely affect its business and operating results.

Diguang strives to utilize the manufacturing capacity of its facilities fully but may not do so on a consistent basis. Diguang’s factory utilization is dependent on its success in accurately forecasting demand, predicting volatility, timing volume sales to its customers, balancing its productive resources with product mix, and planning manufacturing services for new or other products that it intends to produce. Demand for contract manufacturing of these products may not be as high as Diguang expects, and Diguang may fail to realize the expected benefit from its investment in its manufacturing facilities. Diguang’s profitability and operating results are also dependent upon a variety of other factors, including: utilization rates of manufacturing lines, downtime due to product changeover, impurities in raw materials causing shutdowns, and maintenance of contaminant-free operations.

 Moreover, Diguang’s cost structure is subject to fluctuations from inflationary pressures in China and other geographic regions where it conduct business. China is currently experiencing dramatic growth in its economy. This growth may lead to continued pressure on wages and salaries that may exceed increases in productivity. In addition, these may not be compensated for and may be exacerbated by currency movements.

Diguang face s intense competition, and many of its competitors have substantially greater resources than Diguang.

Diguang operates in a competitive environment that is characterized by price deflation and technological change. Diguang compete with major international and domestic companies.

Diguang’s major competitors include Shian Yih Electronics Ind. Co. Ltd., Wai Chi Electronics Ltd., Radiant Opto-Electronics Corporation, K-Bridge Electronics Co. Ltd., and other similar companies primarily located in Japan, Taiwan, Korea, Hong Kong and China. Diguang’s  competitors may have greater market recognition and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than Diguang does.  Furthermore, some of Diguang’s competitors have manufacturing and sales forces that are geographically diversified, allowing them to reduce transportation expenses, tariff costs and currency fluctuations for certain customers in markets where their facilities are located. Many competitors have production lines that allow them to produce more sophisticated and complex devices than Diguang does currently and to offer a broader range of display devices to Diguang’s target customers. Other emerging companies or companies in related industries may also increase their participation in the display and display module markets, which would intensify competition in Diguang’s markets.

Diguang depend s on the market acceptance of the products of its customers.

Currently, Diguang does not sell products to end users. Instead, it designs and manufactures various display product solutions that its customers incorporate into their products. As a result, Diguang’s success depends almost entirely upon the widespread market acceptance of its customers’ products. Any significant slowdown in the demand for its products would adversely affect its business. Therefore, Diguang must identify industries that have significant growth potential and establish strong, long-term relationships with manufacturers in those industries. Diguang’s failure to identify potential growth opportunities or establish these relationships would adversely affect its business.

Diguang extends credit to its customers and may not be able to collect all receivables due to it.

Diguang extends credit to its customers based on assessments of their financial circumstances, generally without requiring collateral. Diguang’s overseas customers may be subject to economic cycles and conditions different from those of Diguang’s domestic customers. Diguang may also be unable to obtain satisfactory credit information or adequately secure the credit risk for some of these overseas customers. The extension of credit presents an exposure to risk of uncollected receivables. Additionally, Diguang may not realize from receivables denominated in a foreign currency the anticipated amounts in United States dollar terms due to fluctuations in currency values. Diguang’s inability to collect on these accounts may also have an effect on its immediate and long term liquidity.

The growth of Diguang’s business depends on its ability to finance new products and services.

Diguang operates in a rapidly changing industry. Technological advances, the introduction of new products, new designs and new manufacturing techniques could adversely affect Diguang’s business unless it is able to adapt to the changing conditions. To remain competitive, Diguang must continue to incur significant costs in product development, equipment and facilities and to make capital investment. These costs may increase, resulting in greater fixed costs and operating expenses. As a result, Diguang could be required to expend substantial funds for and commit significant resources to the following:

•	research and development activities on existing and potential product solutions;

•	additional engineering and other technical personnel;

•	advanced design, production and test equipment;

•	manufacturing services that meet changing customer needs;

•	technological changes in manufacturing processes; and

•	expansion of manufacturing capacity.

Diguang’s future operating results will depend to a significant extent on its ability to continue to provide new product solutions and electronic manufacturing services that compare favorably on the basis of time to market, cost and performance with the design and manufacturing capabilities of OEMs and competing third-party suppliers and technologies. Diguang’s failure to increase its net sales sufficiently to offset these increased costs would adversely affect its operating results.

Diguang is subject to lengthy sales cycles.

Diguang’s focus on developing a customer base that requires custom displays and devices means that it may take longer to develop strong customer relationships. Moreover, factors specific to certain industries have an impact on Diguang’s sales cycles. In particular, those customers who operate in or supply to the medical and automotive industries require longer sales cycles, as qualification processes are longer and more rigorous, often requiring extensive field audits. These lengthy and challenging sales cycles may mean that it could take longer before Diguang’s sales and marketing efforts result in revenue to it, if at all.

Products Diguang manufactures may contain design or manufacturing defects, which could result in reduced demand for Diguang’s services and customer claims.

Diguang manufactures products to its customers’ requirements, which can be highly complex and may at times contain design or manufacturing errors or failures. Any defects in the products Diguang manufactures, whether caused by a design, manufacturing or component failure or error, may result in returns, claims, delayed shipments to customers or reduced or cancelled customer orders. If these defects occur, Diguang will incur additional costs, and if in they occur in large quantity or frequently, Diguang may sustain additional costs, loss of business reputation and legal liability.

Diguang could become involved in intellectual property disputes.

Diguang Electronics currently possesses one Chinese patent and Diguang utilizes additional patented technologies that are material to its business (which are in the process of being transferred to Diguang from Yi Song, Diguang’s Chairman, CEO and the current owner of the patents).  If a patent is infringed upon by a third party, Diguang may need to devote significant time and financial resources to attempt to halt the infringement. Diguang may not be successful in defending the patents involved in such a dispute. Similarly, Diguang does not knowingly infringe on patents, copyrights or other intellectual property rights owned by other parties; however, in the event of an infringement claim against Diguang, it may be required to spend a significant amount of time and financial resources to resolve the claim.  Diguang may not be successful in defending its position or negotiating an alternative.  Any litigation could result in substantial costs and diversion of Diguang’s management resources and could materially and adversely affect Diguang’s business and operating results.

Diguang’s customers may decide to design and/or manufacture the products that they currently purchase from Diguang.

Diguang’s competitive position could also be adversely affected if one or more of its customers decide to design and/or manufacture their own displays and display modules. Diguang may not be able to compete successfully with these in-house developments by its customers.

Diguang may develop new products that may not gain market acceptance.

Diguang operates in an industry characterized by frequent and rapid technological advances, the introduction of new products and new design and manufacturing technologies. As a result, Diguang may be required to expend funds and commit resources to research and development activities, possibly requiring additional engineering and other technical personnel; purchasing new design, production, and test equipment; and continually enhancing design and manufacturing processes and techniques. Diguang may invest in equipment employing new production techniques for existing products and new equipment in support of new technologies that fail to generate adequate returns on the investment due to insufficient productivity, functionality or market acceptance of the products for which the equipment may be used. Diguang could, therefore, incur significant sums in design and manufacturing services for new product solutions that do not result in sufficient revenue, which would adversely affect Diguang’s future operating results. Furthermore, customers may change or delay product introductions or terminate existing products without notice for any number of reasons unrelated to Diguang, including lack of market acceptance for a product. Diguang’s future operating results will depend significantly on its ability to provide timely design and manufacturing services for new products that compete favorably with design and manufacturing capabilities of OEMs and third party suppliers.

Diguang’s component and materials suppliers may fail to meet Diguang’s needs.

Diguang does not have long term supply contracts with the majority of its suppliers or for specific components. This generally serves to reduce Diguang’s commitment risk but does expose Diguang to supply risk and to price increases that it may not be able to pass on to its  customers. In Diguang’s industry, at times, there are shortages of some of the materials and components that it uses. If Diguang is unable to obtain sufficient components on a timely basis, it may experience manufacturing delays, which could harm Diguang’s relationships with current or prospective customers and reduce sales.  Moreover, some suppliers may offer preferential terms to Diguang’s competitors, who may have greater buying power or leverage in negotiations.  That would place Diguang at a competitive disadvantage.

Diguang may be affected by power shortages.

Diguang’s Dongguan factory consumes a significant amount of electricity, and there are a significant number of industrial facilities in the area where this factory is located.  Therefore, power shortages may occur and the facility may be deprived of electricity for undetermined periods of time.  This may result in longer production timeframes and delays in delivery of product to Diguang’s customers.  Failure to meet delivery deadlines may result in the loss of business or claims against Diguang, which may have a material and adverse effect on Diguang’s business, profitability and reputation.

Diguang’s results could be harmed if compliance with new environmental regulations becomes too burdensome.

Although Diguang believes that it is operating in compliance with applicable Chinese government environmental laws, there is no assurance that it will be in compliance consistently, as such laws and regulations or their interpretation and implementation change. Failure to comply with environmental regulation could result in the imposition of fines, suspension or halting of production or closure of manufacturing operations.

Diguang may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all.

From time to time, Diguang may seek additional equity or debt financing to provide the capital required to maintain or expand its design and production facilities and equipment and/or working capital, as well as to repay outstanding loans if cash flow from operations is insufficient to do so. Diguang cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available on satisfactory terms, Diguang may be unable to expand its business or to develop new business at the rate desired, and its operating results may suffer.

Failure to manage growth effectively could adversely affect  operations.

Diguang has increased the number of its manufacturing and design programs and intends to expand further the number and diversity of its programs.  The number of locations where Diguang manufactures may also increase.  Diguang’s ability to manage its planned growth effectively will require it to:

•	enhance quality, operational, financial and management systems;

•	expand facilities and equipment; and

•	successfully hire, train and motivate additional employees, including the technical personnel necessary to operate its production facilities.

An expansion and diversification of Diguang’s product range, manufacturing and sales will result in increases in its overhead and selling expenses. Diguang may also be required to increase staffing and other expenses as well as expenditures on plant, equipment and property in order to meet the anticipated demand of its customers. Customers, however, generally do not commit to firm production schedules for more than a short time in advance. Any increase in expenditures in anticipation of future orders that do not materialize would adversely affect Diguang’s profitability. Customers also may require rapid increases in design and production services that place an excessive short-term burden on Diguang’s resources and reduce Diguang’s profitability.

Potential strategic alliances may not achieve their objectives.

Diguang is currently exploring strategic alliances designed to enhance or complement its technology or to work in conjunction with its technology, increase its manufacturing capacity,

provide additional know-how, components or supplies, and develop, introduce and distribute products and services utilizing its technology and know-how. Any strategic alliances entered into may not achieve their strategic objectives, and parties to Diguang’s strategic alliances may not perform as contemplated.

Diguang may not be able to retain, recruit and train adequate management and production personnel.

Diguang’s success is dependent, to a large extent, on its ability to retain the services of its executive management, who have contributed to Diguang’s growth and expansion.  The executive directors play an important role in Diguang’s operations and the development of its new products. Accordingly, the loss of their services, in particular Messrs. Yi Song and Hong Song, without suitable replacements, will have an adverse affect on Diguang’s operations and future prospects.

In addition, Diguang’s continued operations are dependent upon its ability to identify and recruit adequate management and production personnel in China. Diguang requires trained graduates of varying levels and experience and a flexible work force of semi-skilled operators. Many of Diguang’s current employees come from the more remote regions of China as they are attracted by the wage differential and prospects afforded by Shenzhen and Diguang’s operations. With the economic growth currently being experienced in China, competition for qualified personnel will be substantial, and there can be no guarantee that a favorable employment climate will continue and that wage rates Diguang must offer to attract qualified personnel will enable Diguang to remain competitive internationally.

Risks Related to International Operations

If the PRC does not continue its policy of economic reforms, it could, among other things, result in an increase in tariffs and trade restrictions on products Diguang produces or sells following a business combination.

The PRC government has been reforming its economic system since the late 1970s. The economy of the PRC has historically been a nationalistic, "planned economy," meaning it has functioned and produced according to governmental plans and pre-set targets or quotas.

However, in recent years, the PRC government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership in business enterprises. Although Diguang believes that the changes adopted by the PRC government have had a positive effect on the economic development of the PRC, additional changes still need to be made. For example, a substantial portion of productive assets in the PRC are still owned by the PRC government. Additionally, the government continues to play a significant role in regulating industrial development. Neither w e nor Diguang can predict the timing or extent of any future economic reforms that may be proposed.

A recent positive economic change has been the PRC's entry into the World Trade Organization, the global international organization dealing with the rules of trade between nations. It is believed that the PRC's entry will ultimately result in a reduction of tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States However, the PRC has not fully complied with all of its WTO obligations to date, including fully opening its markets to American goods and easing the current trade imbalance between the two countries. If actions are not taken to rectify these problems, trade relations between the United States and China may be strained, and this may have a negative impact on China's economy and Diguang’s business.

Diguang is dependent on its Chinese manufacturing operations.

Diguang’s current manufacturing operations are located in China, its administrative offices are in the United States and Diguang has additional establishments in Hong Kong and the British Virgin Islands. The geographical distances between these facilities create a number of logistical and communications challenges. In addition, because of the location of the manufacturing facilities in China, Diguang could be affected by economic and political instability there, including problems related to labor unrest, lack of developed infrastructure, variances in payment cycles, currency fluctuations, overlapping taxes and multiple taxation issues, employment and severance taxes, compliance with local laws and regulatory requirements, greater difficulty in collecting accounts receivable, and the burdens of cost and compliance with a variety of foreign laws. Moreover, inadequate development or maintenance of infrastructure in China, including adequate power and water supplies, transportation, raw materials availability or the deterioration in the general political, economic or social environment could make it difficult, more expensive and possibly prohibitive to continue to operate or expand the manufacturing facilities in China.

The Chinese government could change its policies toward, or even nationalize, private enterprise, which could harm Diguang’s operations.

Over the past several years, the Chinese government has pursued economic reform policies, including the encouragement of private economic activities and decentralization of economic regulation. The Chinese government may not continue to pursue these policies or may significantly alter them to Diguang’s detriment from time to time without notice. Changes in policies by the Chinese government that result in a change of laws, regulations, their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion or imports and sources of supply could materially and adversely affect Diguang’s business and operating results. The nationalization or other expropriation of private enterprises by the Chinese government could result in the total loss of Diguang’s investment in China.

The Chinese legal system may have inherent uncertainties that could materially and adversely impact Diguang’s ability to enforce the agreements governing its operations.

The performance of the agreements and the operations of Diguang’s factories are dependent on its relationship with the local government. Diguang’s operations and prospects would be materially and adversely affected by the failure of the local government to honor Diguang’s agreements or an adverse change in the laws governing them. In the event of a dispute, enforcement of these agreements could be difficult in China. China tends to issue legislation which is followed by implementing regulations, interpretations and guidelines that can render immediate compliance difficult. Similarly, on occasion, conflicts arise between national legislation and implementation by the provinces that take time to reconcile. These factors can present difficulties in Diguang’s ability to achiev e compliance. Unlike the United States, China has a civil law system based on written statutes in which judicial decisions have limited precedential value. The Chinese government has enacted laws and regulations to deal with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, its experience in implementing, interpreting and enforcing these laws and regulations is limited, and Diguang’s ability to enforce commercial claims or to resolve commercial disputes in China is therefore unpredictable. These matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces and factors unrelated to the legal merits of a particular matter or dispute may influence their determination.

Because Diguang’s operations are international, it is subject to significant worldwide political, economic, legal and other uncertainties.

Simultaneously with the close of the Share Exchange, we will be a British Virgin Islands c orporation. Diguang will have subsidiaries in the British Virgin Islands, as well as in China and Hong Kong. Because Diguang manufactures all of its products in China, substantially all of the net book value of Diguang’s total fixed assets is located there. However, Diguang sells its products to customers worldwide, with concentrations of customers in Hong Kong, North America, Europe, Japan, China and Southeast Asia.  As a result, Diguang will have receivables from and goods in transit to those locations. Protectionist trade legislation in the United States or foreign countries, such as a change in export or import legislation, tariff or duty structures, or other trade policies, could adversely affect Diguang’s ability to sell products in these markets, or even to purchase raw materials or equipment from foreign suppliers. Moreover, Diguang is subject to a variety of United States laws and regulations, changes to which may affect its ability to transact business with certain customers or in certain product categories.

 Diguang is also subject to numerous national, state and local governmental regulations, including environmental, labor, waste management, health and safety matters and product specifications. Diguang is subject to laws and regulations governing its relationship with its employees, including: wage and hour requirements, working and safety conditions, citizenship requirements, work permits and travel restrictions. These include local labor laws and regulations, which may require substantial resources for compliance. Diguang is subject to significant government regulation with regard to property ownership and use in connection with its leased facilities in China, import restrictions, currency restrictions and restrictions on the volume of domestic sales and other areas of regulation, all of which impact Diguang’s profits and operating results.

Fluctuation of the Renminbi could materially affect Diguang’s financial condition and results of operations.

The value of the Renminbi, the main currency used in the PRC, fluctuates and is affected by, among other things, changes in the PRC's political and economic conditions. The conversion of Renminbi into foreign currencies such as the dollar has been generally based on rates set by the People's Bank of China, which are set daily based on the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets. The official exchange rate had remained stable over the past several years. However, the PRC recently adopted a floating rate with respect to the Renminbi, with a 0.3% fluctuation. As a result, the exchange rate of the Renminbi recently rose to 8.11 against the dollar, amounting to a 2% appreciation of the Renminbi. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could have various adverse effects on Diguang’s business.

Changes in foreign exchange regulations in the PRC may affect Diguang’s ability to pay dividends in foreign currency or conduct other foreign exchange business.

Renminbi, or RMB, is not a freely convertible currency currently, and the restrictions on currency exchanges may limit Diguang’s ability to use revenues generated in RMB to fund Diguang’s business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of RMB into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, the State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the RMB into foreign currencies. Currently, Foreign Invested Enterprises are required to apply for “Foreign Exchange Registration Certificates”. As Diguang’s PRC subsidiary, Diguang Electronics, is a FIE who had obtained the registration certifications, and with such registration certifications, which need to be renewed annually, Diguang Electronics is allowed to open foreign currency accounts including “current account” and “capital account”. Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE. In accordance with the existing foreign exchange regulations in the PRC, Diguang Electronics is able to pay dividends in foreign currencies, without prior approval from the SAFE, by complying with certain procedural requirements.

Although Diguang has not experienced any difficulties in the repatriation of its profits out of the PRC or in meeting its foreign exchange needs to date, there can be no assurance that the current foreign exchange measures will not be changed in a way that will make payment of dividends and other distributions outside of China more difficult or unlawful. As a result, if Diguang intends to distribute profits outside of the PRC, there can be no assurance that it will be able to obtain sufficient foreign exchange to do so.

In addition, on October 21, 2005, SAFE promulgated Notice 75, Notice on Issues concerning Foreign Exchange Management in PRC Residents’ Financing and Return investments through Overseas Special Intention Company. Notice 75 provides that PRC residents shall apply for Foreign Exchange Investment Registration before establishing or controlling an OSIC, which is defined by Notice 75 as a foreign enterprise directly established or indirectly controlled by PRC residents for foreign equity capital financing with their domestic enterprise assets and interests.

Notice 75 further requires that PRC residents shall process the modification of foreign investment exchange registration for the interests of net assets held by PRC residents in an OSIC and its alteration condition, if PRC residents contributed their domestic assets or shares into the OSIC, or processed foreign equity capital financing after contributing their domestic assets or shares into the OSIC.

Pursuant to Notice 75, PRC residents are prohibited, among other things, from distributing profits or proceeds from a liquidation, paying bonuses, or transferring shares of the OSIC outside of the PRC if the PRC residents have not completed or do not maintain the Foreign Investment Exchange Registration.

Yi Song and Hong Song, Diguang’s principals, have filed the requisite application for foreign investment exchange registration under the relevant laws of PRC and the regulations of Notice 75, and their registration application has been approved by SAFE. Their foreign investment exchange registration is valid, legal and effective for the purpose of Notice 75.

However, Diguang cannot provide any assurance that the PRC regulatory authorities will not impose further restrictions on the convertibility of the RMB. Since Diguang’s subsidiary in the PRC generates a significant proportion of Diguang’s revenue and these revenues are denominated mainly in RMB, any future restrictions on currency exchanges may limit Diguang’s ability to repatriate such revenues for the distribution of dividends to its shareholders or for funding Diguang’s other business activities outside the PRC.

Diguang is subject to various tax regimes.

Diguang has subsidiaries and/or operations in the PRC, Hong Kong and the British Virgin Islands.  As a result, Diguang is and will continue to be subject to the tax regimes of these countries.  Any change in tax laws and regulations or the interpretation or application thereof, either internally in one of those jurisdictions or as between those jurisdictions, may adversely affect Diguang’s profitability and tax liabilities.

Despite the efforts to avoid United States taxation of Diguang Electronics’ profits, Diguang may not be able to do so.

 Upon the completion of our conversion to a British Virgin Islands company, we will have no assets and operations in the United States, and we expect that none of Diguang’s income will be earned in the United States .  As a result, Diguang does not expect that any of the profits it earns will be subject to United States taxation.  However, there have been recent changes in United States tax laws that cause United States domestic corporations that change their domicile to a foreign jurisdiction to continue to be treated as domestic United States corporations for tax purposes.  Section 7874 of the Internal Revenue Code provides that a successor foreign corporation is treated as a United States corporation if 80% or more of its shares (by vote or value) are owned by the former owners of the United States predecessor corporation.

Because Diguang’s shareholders were not our shareholders before our conversion into a British Virgin Islands corporation and because Diguang’s shareholders will acquire approximately 80% of our shares simultaneously with the conversion pursuant to the Share Exchange Agreement (resulting in our existing shareholders owning less than 20% of shares upon the conversion), we believe that Section 7874 should not apply. However, in the absence of Regulations or Revenue Rulings interpreting this provision of Section 7874 in this view, there is a risk that the Internal Revenue Service may argue that the acquisition of the shares by Diguang’s shareholders simultaneously with the conversion is not sufficient to avoid the 80% ownership provision of Section 7874. Until sufficient law develops on that subject, we cannot be certain that Diguang will not have to pay United States income taxes on its foreign earnings.  If it were determined that these new tax laws apply to this transaction, the amount of taxes that Diguang would have to pay on the profits earned on its operations outside of the United States could increase significantly, thus reducing Diguang’s profitability.  There is also a possibility that the Internal Revenue Service will assert that Diguang is obligated to pay United States taxes.  Should it do so, Diguang could become engaged in lengthy and costly litigation on this subject that could have a material adverse effect on its financial performance, even if it prevails in the litigation.

Cessation of the income tax exemption for Diguang Electronics may have an adverse impact on Diguang’s net profits.

Diguang Electronics is currently enjoying a reduced rate of income tax under various state and local laws.  Under Chinese income tax law, Diguang Electronics, as a Foreign Investment Enterprise, would ordinarily be subject to the PRC state and local income tax rates of 30.0% and 3.0%, respectively.  However, Chinese income tax law also provides that any FIE engaged in manufacturing that is scheduled to operate for not less than 10 years is exempt from income taxes for the two years beginning with its first profitable year, and it is entitled to a 50.0% reduction in state income tax payable in the third through fifth years.

Because Diguang’s subsidiary, Diguang Electronics, is recognized as a high-tech enterprise by the Shenzhen Science and Technology Bureau, it is entitled to a 50% reduction in state income taxes for an additional three years, pursuant to the Rules for the Implementation of the Individual Income Tax law of the PRC for Enterprises with Foreign Investment and Foreign Enterprises. The concession rate for state income tax for FIEs established in special economic zones is 15.0%.  The concession rate for state income tax for FIEs of a production nature is 24.0% if they are established in coastal economic open zones or in the old urban districts of cities where the special economic zones or the economic and technological development zones are located.

As a result of all of these tax incentives, Diguang Electronics was exempt from state income tax in 1999 and 2000, and it has received and will receive the preferential state income tax rate of 7.5% from 2001 to 2003, 10% from 2004 to 2006.  In addition, Diguang Electronics is exempt from the 3.0% local income tax and the inclusion of Diguang Electronics’ color CCFL backlight for TFT-LCD TV and white LED backlight products in the National Important New Products Project entitles Diguang Electronics to a 50.0% rebate from the Shenzhen Treasury Department on its proportion of the state income tax Shenzhen.  This is because pursuant to the Notice of State Administration of Taxation on Implementation of the Income Tax law for Enterprises with Foreign investment and Foreign Enterprises, if an enterprise’s income tax is less than 10% after the exemption, the enterprise should be entitled to an enterprise income tax rate of 10%.  The loss of these tax benefits will increase Diguang’s tax obligations and reduce Diguang’s after-tax profits. Diguang’s after-tax profits may also be adversely affected by changes in the benefits available, including a reduction in those already in place.

Cessation of value added tax rebates for Diguang Electronics may have an adverse impact on Diguang’s  net profits.

Diguang Electronics should pay a value added tax at a rate of 17%.  However, its products receive financial support according to the Rules for the Implementation of Financial Preferential Treatment on Shenzhen Important New Products, which entitles Diguang Electronics to a 50.0%

rebate out of 25% of whole year’s VAT.  This rebate became available for a period of three years, commencing in 2002, and thus expires at the end of 2004.  There is no assurance that such rebates will be extended beyond 2004.  If the rebate is not extended beyond 2004, Diguang’s overall tax expenses will increase and Diguang’s profits will be adversely affected.

Because Chinese law will govern almost all of Diguang’s material agreements after the Share Exchange, we may not be able to enforce Diguang’s legal rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities, or capital.

Chinese law will govern almost all of Diguang’s material agreements after the Share Exchange. We cannot assure you that Diguang Electronics will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The system of laws and the enforcement of existing laws in the PRC may not be as certain in implementation and interpretation as in the United States.  The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of Diguang’s future agreements could result in a significant loss of business, business opportunities or capital.

Additionally, substantially all of Diguang’s assets will be located outside of the United States and most of Diguang’s officers and directors will reside outside of the United States As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon Diguang’s directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of Diguang’s directors and officers under Federal securities laws. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States.  Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the Federal securities laws.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against Diguang’s officers, directors and assets based in the PRC.

Because most of Diguang’s officers and directors reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against Diguang and/or its officers and directors by a shareholder or group of shareholders in the United States.  Also, because Diguang’s officers will likely be residing in t he PRC at the time such a suit is initiated, achieving service of process against such persons would be extremely difficult.  Furthermore, because the majority of Diguang’s assets are located in the PRC it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court. Moreover, we have been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.

Diguang may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems.  Diguang may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, Diguang may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Trade barriers and taxes may have an adverse effect on Diguang’s business and operations.

Diguang may experience barriers to conducting business and trade in its targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, Diguang may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which Diguang plans to operate may impose onerous and unpredictable duties, tariffs and taxes on Diguang’s business and products, and there can be no assurance that this will not have an adverse effect on Diguang’s finances and operations.

There can be no guarantee that the PRC will comply with the membership requirements of the World Trade Organization.

The PRC has agreed that foreign companies will be allowed to import most products into any part of the PRC.  In the sensitive area of intellectual property rights, the PRC has agreed to implement the trade-related intellectual property agreement of the Uruguay Round. There can be no assurances that the PRC will implement any or all of the requirements of its membership in the World Trade Organization in a timely manner, if at all.

There can be no guarantee that Diguang’s management will continuously meet its obligations under Chinese law to enable distribution of profits earned in China to entities outside of China.

A circular recently promulgated by the State Administration of Foreign Exchange (“SAFE”) has increased the ability of foreign holding companies to receive distributions of profits earned by Chinese operating subsidiaries.  Diguang qualifies for this treatment, but remaining qualified for it will require the Chinese principals involved, Yi Song and Hong Song to meet annual filing obligations.  While they have agreed to meet those annual requirements, it is possible that they will fail to do so, which could limit the ability of Diguang to gain access to the profits earned by Diguang Electronics.  The result could be the inability to pay dividends to Diguang’s stockholders or to deploy capital outside of China in a manner that would be beneficial to Diguang’s business as a whole.

Risks Related to the Offering

The closing of the Share Exchange is conditioned  on the Offering of 12,000,000 shares of our common stock, and the Offering will close immediately after the closing of the Share Exchange.

Accordingly, the following discussion discloses risks associated with the Offering and with subscribing to it.

We may not receive subscriptions for 2,400,000 shares.

Since inception, we have been searching for operating companies to acquire to increase shareholder value.  On January 10, 200 6 , we entered into an agreement to acquire all of Diguang’s issued and outstanding shares in exchange for 18,250,000 shares of our common stock.  As a condition precedent to the Share Exchange, Terri Wonderly, our CEO, has agreed to the Cancellation.  The closing of the Share Exchange is further conditioned upon the closing of the Offering, which will generate gross proceeds of $12,000,000.  After the Share Exchange closes, we will have 22,593,000 shares of common stock issued and outstanding.  These transactions will enhance shareholder value and improve our overall business operations and growth.  If subscriptions for $12,000,000 are not received, any funds received will be returned in full to subscribers without interest or deduction and the Share Exchange will not close.  Prior to entering into the agreement with Diguang, we had not had any operations since March 2003.  Although we will search for another business opportunity if the Share Exchange with Diguang does not close, there is no assurance that we will find a suitable opportunity, which may cause us to cease operations.

The market price of our shares is subject to price and volume fluctuations.

The markets for equity securities have been volatile. The price of our common shares may be subject to wide fluctuations in response to variations in operating results, news announcements, trading volume, general market trends both domestically and internationally, currency movements and interest rate fluctuations or sales of common shares by our officers, directors and our principal shareholders, customers, suppliers or other publicly traded companies. Certain events, such as the issuance of common shares upon the exercise of our outstanding stock options, could also materially and adversely affect the prevailing market price of our common shares. Further, the stock markets in general have recently experienced extreme price and volume fluctuations that have affected the market prices of equity securities of many companies and that have been unrelated or disproportionate to the operating performance of such companies. These fluctuations may materially and adversely affect the market price of our common shares and the ability to resell shares at or above the price paid, or at any price.

There may not be an active, liquid trading market for our common stock, and the trading price for our common stock may fluctuate significantly.

Our common stock is currently traded on the Over the Counter Bulletin Board, and we intend to file an application for listing on The NASDAQ National Market promptly following the closing of the Share Exchange. There is no guarantee that our application will be accepted, although we intend on meeting all of the necessary requirements as stated by NASDAQ Marketplace Rule 4420(a).  If we do not succeed in securing a listing on the NASDAQ National Market, it could limit the ability to trade our common stock and result in a reduction of the price that can be obtained for shares being sold.

Compliance with all of the provisions of the Sarbanes-Oxley Act may be a further condition of continued listing or trading. There is no assurance that if we are granted a listing on the

NASDAQ National Market we will always be able to meet the NASDAQ National Market listing requirements, or that there will be an active, liquid trading market for our common stock in the future. Failure to meet the NASDAQ National Market listing requirements could result in the delisting of our common stock from the NASDAQ National Market, which may adversely affect the liquidity of our shares, the price that can be obtained for them or both.

We may not pay cash dividends.

We may not pay cash dividends in the future. Instead, we expect to apply earnings toward the further expansion and development of our business. Thus, the liquidity of your investment is dependent upon your ability to sell stock at an acceptable price, rather than receiving an income stream from it. The price of our stock can go down as well as up, and fluctuations in market price may limit your ability to realize any value from your investment, including recovering the initial purchase price.

Special Note Regarding Forward-Looking Statements

This filing contains certain forward-looking statements. When used in this filing or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” "may," "project," "plan" or "continue," and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this filing are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this filing might not occur.  We qualify any and all of our forward-looking statements entirely by these cautionary factors.  As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Following the Share Exchange, Diguang will be deemed the acquirer for accounting purposes. Therefore, Diguang’s operations rather than those of the Company are disclosed in the following discussion.

Except for statements of historical facts, this section contains forward-looking statements involving risks and uncertainties. You can identify these statements by forward-looking words including “believes,” “considers,” “intends,” “expects,” “may,” “will,” “should,” “forecast,” or “anticipates,” or the negative equivalents of those words or comparable terminology, and by discussions of strategies that involve risks and uncertainties. Forward-looking statements are not guarantees of our future performance or results, and our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors.” This section should be read in conjunction with our consolidated financial statements.

The following discussion presents information on the business for Diguang, on a consolidated basis and analyzes its financial condition and results of operations for the years ended December 31, 2004, 2003 and 2002 and six month periods ended June 30, 2005 and June 30, 2004.

Overview

Diguang designs, manufacture and distribute LED and CCFL backlights for LCDs in a variety of consumer electronic applications, including color displays for cell phones, digital cameras, televisions, car navigation systems, computer displays, camcorders, PDAs, DVD, CD and MP3 players, appliance displays and the like.  Diguang’s target customers are Original Equipment Manufacturers (“OEMs”) that operate primarily in the consumer electronics industry.

During the past several years, Diguang has focused its efforts on decreasing costs and streamlining its corporate structure, while focusing on development of new key Chinese and international customers with multi-product needs for backlights.  Diguang also strengthened its core engineering competencies and manufacturing processes and expanded its manufacturing capacity to create economies of scale and meet the volume demands of its customer base.  In addition, Diguang began to engage its customers at the design phase and emphasized its engineering design capability to facilitate product changes and speed the effective rollout of new products for its customers. More recently, with its increasing base of international customers, Diguang’s focus has begun to shift to servicing those customers through offering new proprietary technologies, ongoing product improvements and the co-development of new products. Diguang believes that its emphasis on research and development, engineering and process manufacturing will allow its to continue to maintain its competitive advantages.

Diguang’s production is typically scheduled in response to a customer’s placing a purchase order.   However, for certain customers Diguang may purchase components based on non-binding forecasts or in anticipation of orders for products in order to decrease delivery times, depending on the nature of Diguang’s relationship with the customer. Diguang generally does not obtain long-term commitments from its customers, and economic changes in a customer’s industry could affect Diguang’s revenue in any given period. One of Diguang’s risks in manufacturing is that inventory produced in anticipation of a customer’s order may become obsolete due to the customer’s decision to discontinue or change the design of a particular product.

Diguang manages this risk through customer forecasts and involvement in product changes and engineering. Diguang’s design and engineering services also allows Diguang  to understand and meet its customers’ needs better and to anticipate industry changes that might affect Diguang’s  inventory and purchasing decisions. Changes in labor costs and other operating expenses may affect Diguang’s cost of sales.  However, Diguang’s yield rate, which is the percentage of units produced that meet customer acceptance standards, is one of the most significant factors affecting Diguang’s cost of sales.  Typically, defect rates in Diguang’s industry impose a significant additional cost in manufacturing.  Diguang has  focused efforts to minimize defect rates through a number of means.

Diguang is ISO certified and emphasizes its quality and manufacturing processes.  Significant customers generally conduct quality inspections to pre-qualify Diguang to produce for them.  Diguang inspects its raw materials to eliminate quality problems that will lead to defects at a later stage, thus avoiding the investment of labor and other materials that would occur if the defective materials were used.  That helps to improve yields and customer satisfaction and reduce warranty claims and product returns.

Diguang believes that its proprietary technology, product quality and manufacturing processes are its core strengths. It does not anticipate any change in its practices and considers its investment in research and development, engineering and quality departments as important factors in its success.

In 2005 Diguang expanded its production capacity by moving into a new manufacturing facility that is currently operating on average at approximately 33 percent of capacity.  While that excess capacity adds to overhead at present, it puts Diguang in a position to meet increased customer demand.  Diguang also believes that it can expand beyond the current facility if business conditions justify doing so.

Diguang intends to continue efforts to increase its international market share in the small- and medium-sized backlight segment.  To accomplish this, Diguang will hire additional qualified sales and marketing staff to sell to multinational companies and appoint additional capable foreign sales agents in select target countries worldwide.  Furthermore, Diguang believes that its global reputation as a high quality, low-cost producer of backlights is spreading, and many international companies are contacting Diguang based on referrals from its existing customers.

A second area of focus for the current year is to enter new markets, which includes the large LCD television market.  Diguang’s ability to succeed in this growing market will be based on whether the major producers of flat panel televisions decide to purchase the new LED backlight that Diguang has developed for this market.  That backlight incorporates proprietary heat dissipation technology that Diguang believes will make it attractive to potential customers.  Some highly regarded multi-national companies have already expressed interest in this product.  If Diguang receives orders, it expects  to commence production of the units in the 2nd quarter of 2006.

Critical Accounting Policies and Estimates

The discussion and analysis of Diguang’s financial condition presented in this section are based upon Diguang’s financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or GAAP. During the preparation of Diguang’s financial statements Diguang is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Diguang evaluates its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. Diguang  bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Diguang recognizes revenue from product sales in accordance with Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition.” SAB No. 104 requires that revenue be recognized when all of the following conditions are met:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred or services have been rendered and customer acceptance has been obtained;

•	Price to the customer is fixed or determinable; and

•	Collectability is reasonably assured.

Accounts Receivable

Diguang maintains an allowance for doubtful accounts for estimated losses resulting from the inability or unwillingness of its customers to make required payments. Diguang determines the adequacy of this allowance by regularly evaluating and monitoring the creditworthiness of each customer on a case-by-case basis.

At December 31, 2004 and June 30, 2005, the allowance for doubtful accounts at Diguang Electronics was $9,718 and $9,718, respectively.  The remaining balance of $450,129 and $705,231 of the allowance for doubtful accounts at December 31, 2004 and June 30, 2005, respectively, was of Diguang Technology, which is not subject to any corporate income tax.   Diguang Electronics is the only Diguang entity that is subject to corporate income tax, of 7.5% through 2006 and 15% thereafter, the potential impact of deferred tax assets arising from the allowance for doubtful accounts at the Diguang Electronic level for the periods ending December 31, 2004 and June 30, 2005, respectively, was minimal.  Except for this minimal potential impact of deferred tax assets, Diguang did not have any other temporary differences which would have given rise to deferred income tax assets and liabilities.  Accordingly, Diguang did not provide for any deferred tax assets and liabilities for the periods reported.

Inventories

Inventories are composed of raw materials and components, work in progress and finished goods, all of which are related to backlight products.  Inventories are valued at the lower of cost (based on weighted average method) or the market.

Income Taxes

Diguang accounts for income taxes in accordance with Statement of Financial Accounting Standards No 109, “Accounting for Income Taxes” (“SFAS No. 109”).  SFAS No. 109 requires an entity to recognize deferred tax liabilities and assets.  Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements.  Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

Diguang Electronics is registered in Shenzhen and subject to a favorable income tax rate at 15% comparing to a statutory income tax rate of 33% (30% for the central government and 3% for the local government) under the current tax laws of PRC because Shenzhen is a special zone designated by Chinese central government to attract foreign investments.  Diguang Electronics has been deemed as a high-tech company by Shenzhen Bureau of Science, Technology & Information.  Under this category, Diguang Electronics enjoyed a 100% exemption from corporate income tax for the first two years after its first profit-making year (years ended December 31, 1999 and 2000) and a 50% exemption from corporate income tax for the following three years (years ended December 31, 2001, 2002 and 2003) in accordance with the preferential rules approved by Shenzhen local tax authority on August 2, 1999.  In addition, Diguang’s recognition by relevant government agencies as a high-tech company in June 2003 resulted in its receiving a 50% exemption from corporate income tax for an additional three years (years ended December 31, 2004, 2005 and 2006).

Well Planner is subject to corporate income tax in Hong Kong.  However, Well Planner does not have any Hong Kong income, and according to Hong Kong tax regulations, its non-Hong Kong income is not taxed in Hong Kong. Well Planner has not been taxed in Hong Kong since its inception.

There is no income tax for the companies domiciled in the British Virgin Islands, the case for Diguang.  Accordingly, Diguang’s financial statements do not contain an income tax provision related to British Virgin Islands taxes.

Because the consolidated financial statements were based on the respective entities’ historical financial statements, the effective income tax rate for the periods reported only represents the effect of actual income taxes incurred, all of which were incurred by Diguang Electronics.

Results of Operations

If the information being presented here were for a domestic issuer, the period covered would have been through September 30, 2005.  However, Diguang, as a foreign private issuer, has not obtained a review of its nine-month financial information.  We will update this discussion and the attached financial statements if the nine-month financial information becomes available, and in any event, we will include all of the current required financial information in the filing to be made upon the occurrence of a change in control.

Comparison of the six months ended June 30, 2005 to the six months ended June 30, 2004.

Net Sales — Net sales were $18.4 million and $9.9 million for the six months ended June 30, 2005 and 2004 respectively, an increase of 86%. The increase for the six months ended June 30, 2005 is attributed to both increased orders from existing customers and an increase in international sales to new customers.

Cost of Sales - Cost of sales was 6 5 % and 6 3 % for the six months ended June 30, 2005 and 2004, respectively.

Selling – Selling expenses were $0.4 million and $0.2 million for the six months ended June 30, 2005 and 2004 respectively, an increase of approximately 100%.  As a percentage of sales, selling expenses were 2% for each period.  Diguang anticipates that as international sales grow and larger contracts are obtained, future selling expenses will either remain at that 2% of sales level or decline somewhat.

Research & Development  – Research and development expenses were approximately $0.4 million for both the six months ended June 30, 2005 and 2004.  This expense is expected to increase in the future as Diguang expects to increase the development of new patented proprietary technologies that create long-term and sustainable competitive advantages.

General and Administrative – General and Administrative expenses increased 40% to $0.7 million from $0.5 million for the six months ended June 30, 2005 and 2004 respectively.  As a percentage of sales, general and administrative expenses were 4% and 5% for the six months ended June 30, 2005 and 2004 respectively. This decrease as a percentage of sales is attributed to the fact that Diguang has been able to increase sales at a faster rate than these overhead expenses have increased.

Net Income – Net income grew 89 % to $4.8 million for the six months ended June 30, 2005, from $2.5 million for the six months ended June 30, 2004. An increase in overall sales, lead by growth in international sales, and continued cost containment were the major contributing factors to the increase in net income.

Annual Results of Operations

Comparison of the year ended December 31, 2004 to the year ended December 31, 2003

Net sales – Net sales for the year ended December 31, 2004 increased 295%, to $24.5 million from $6.2 million for the year ended December 31, 2003. New international customers accounted for the majority of the increase, which were a result of Diguang’s increased international sales and marketing efforts.

Cost of sales – Cost of sales decreased 8%, to 59% of net sales for the years ended December 31, 2004 versus 67% of net sales for the year ended December 31, 2003.  The decrease in cost of sales is attributed to more efficient inspection and production processes that lowered raw material waste.

Selling – Selling expenses were $0.26 million and $0.14 million for the years ended December 31, 2004 and 2003, respectively.  As a percentage of sales, selling expenses were 1% and 2% for the year ended December 31, 2004 and 2003, respectively.  This decrease in selling expenses as a percentage of sales is attributed to obtaining larger contracts that generated increased sales, with the result that less selling expense was required on a dollar-volume of sales basis.

Research & Development  – Research and development expenses were $0.8 million and $0.3 million for the years ended December 31, 2004 and 2003, respectively.  The increase in research and development expenses was due to increased expenditures relating to efforts devoted to developing a new proprietary heat dissipation technology for LED backlights in large LCD televisions.

General and administrative expenses – General and administrative expenses were $2.1 million for the year ended December 31, 2004, and $0.5 million for the year ended December 31, 2003, an increase of 320%. As a percentage of sales general and administrative expenses were 8.4% and 8.6% for the years ended December 31, 2004 and 2003 respectively.  The increase in these expenses was the result of the efforts that were undertaken during 2004 to prepare for the move into the new production facility and managing the overall growth in sales that occurred during that period.

Net Income – The net income was $6.7 million for the year ended December 31, 2004 and $1.0 million for the year ended December 31, 2003, an increase of 5 4 0%.  A substantial increase in sales to new international customers and cost containment were the major factors contributing to the increase in net income.

Comparison of the year ended December 31, 2003 to the year ended December 31, 2002

Net Sales — Net sales were $6.2 million and $4.0 million for the years ended December 31, 2003 and 2002 respectively, an increase of 5 3%. The increase for the year ended December 31, 2003 can be attributed to growth in the volume of sales to existing customers and the overall growth of the consumer electronics market.

Cost of Sales - Cost of sales decreased 4% for the year ended December 31, 2003 compared to the year ended December 31, 2002, to 67% from 71% of net sales .. The continued decrease in cost of sales can be attributed to more efficient production processes and the elimination of waste.

Selling – Selling expenses were $0.14 million and $0.15 million for the years ended December 31, 2003 and 2002 respectively.  As a percentage of sales, selling expenses were 2% and 4% for the years ended December 31, 2003 and 2002 respectively.  This decrease in selling expenses as a percentage of sales is due the fact that sales volumes increased more rapidly than the costs associated with conducting sales activities.

Research & Development  – Research and development expenses were approximately $0.3 million and $0.2 million for the years ended December 31, 2003 and 2002, respectively.  As a percentage of sales, research and development expenses were 5% and 4% for the years ended December 31, 2003 and 2002 respectively.  The increase in research and development expenses, both in absolute terms and as a percentage of sales, was due to Diguang’s focus on the development of new proprietary technologies that are expected to bring long-term value to Diguang.

General and Administrative – General and administrative expenses increased 10%, to $0.53 million from $0.48 million for the years ended December 31, 2003 and 2002, respectively.  As a percentage of sales, general and administrative expenses were 9% and 12% for the years ended December 31, 2003 and 2002, respectively. This decrease in general and administrative expenses as a percentage of sales is attributed to an increase in average order size, which required a similar amount of work to process as smaller orders, yet generated significantly greater revenue.

Net Income – The net income was $1.0 million for the year ended December 31, 2003 and $0.4 million for the year ended December 31, 2002. An increase in both domestic and international sales was the major factors contributing to the increased net income.

Liquidity and Capital Resources

Diguang’s principal source of liquidity is operating cash flows, which are derived from net income. This cash generating capability is one of Diguang’s fundamental strengths, and it provides Diguang with substantial financial flexibility in meeting operating, financing and investing needs.

For the year ended December 31, 2004, Diguang’s operations generated $6.8 million of positive cash flow.  For the year ended December 31, 2003, Diguang’s operations recorded a loss of $0.2 million of cash. The year-over-year increase in cash flows is mainly due to Diguang’s higher overall profitability. As noted, elsewhere, Diguang’s net income grew 5 4 0%, from $1.0 million in 2003 to $6.7 million in 2004.  Depreciation and amortization increased by only $32,000 in 2004, due to purchases of new equipment to support Diguang’s business growth.   Cash used in investing activities was $0.66 million and $0.28 million for years ended December 31, 2004 and 2003, respectively, and $2.5 million and $1.5 million for the six months ended June 30, 2005 and 2004, respectively. Investing activities involved the purchase of production equipment.  Net cash outflow related to financing activities was $1.7 million and $1 . 4 million for the years ended December 31, 2004 and 2003 respectively and $0.45 million and $1.3 million for the 6 months ended J une 30, 2005 and 2004 respectively.

As of June 30, 2005, Diguang had a cash balance of $5.3 million.

On September 28, 2005, Diguang signed a memorandum of understanding with Online Processing, Inc. which provided that Diguang’s shareholders would exchange 100% of Diguang’s issued and outstanding stock in exchange for  80.8% of the shares of Online Processing. As part of this transaction, Online Processing will also receive the net proceeds of a $12 million private placement that will close immediately after the Share Exchange.  The 80. 8% ownership interest of Online Processing to Diguang’s shareholders takes into account the issuance of the shares in the private placement.  Although Diguang is cash flow positive, this cash will be used strategically to enhance its business and profitability.  This includes acquiring additional machinery and equipment, expanding research and development operations, providing additional working capital to fund strategic joint ventures and/or acquisitions and the expenses of listing on a United States stock exchange.  Diguang expects that the transaction will occur during the first quarter of 2006.

In January 2006, Diguang paid a dividend in the amount $0.1624 per share  (an aggregate of $2,078,744) to the holders of its common stock.  As of that date, all of Diguang’s stock was beneficially owned by its officers and directors.  Diguang does not intend to pay dividends on the common stock in the foreseeable future.  Instead, Diguang plans to retain any earnings to finance the development of the business and for general corporate purposes.

Properties

Diguang and its Well Planner and Diguang Technology subsidiaries do not own or lease any property.  Its subsidiary, Diguang Electronics, is headquartered in Shenzhen, China where it leases office space that houses management, research and development personnel, marketing, finance and administrative support staff.  This lease expires in January 2006, but Diguang has the option to renew it for another year.    In January 2006 Diguang Electronics placed an earnest money deposit of RMB800,000 (approximately $100,000) to acquire office space (1,319 square meters) in the Futian district of Shenzhen at a cost of approximately $1.92 million.  Diguang expects to enter into an agreement to acquire this space during January 2006, at which time it will make a down payment of approximately $575,000.  If purchased, the new office space is expected be occupied before then end of 2006.  The space will house Diguang’s executive offices, its sales and administration functions and a portion of the research and development activities.  It will replace the leased office space that Diguang currently occupies.

In 2005, Diguang Electronics entered into a lease on a new property in Dongguan, China that includes a large manufacturing facility, research and development operations, offices and employee dormitories (free of charge for employees), and basketball and football courses are available for the employees.  The initial term of this lease will expire on April 30, 2010, but an option to extend the lease for an additional five years are market rates is under negotiation.  Diguang Electronics currently produces approximately 100,000 small and medium backlights per day at this facility.  There is sufficient space to increase production of small and medium-sized backlights to 300,000 with the purchase and installation of additional equipment at a cost of $2 to $3 million.

Diguang’s rental expense for the years ended December 31, 2002, 2003, and 2004 were $154,723, $189,834, and $219,499, respectively.  The rental expenses for the six months ended June 30, 2004 and 2005 were $78,060 and $414,787, respectively, the substantial increase reflected in the latter being a result of the recent move into the new Dongguan production facility.

Diguang is exploring potential opportunities to increase future production capacity to allow for continued growth, including the potential for a manufacturing joint venture with one of its major customers that will further improve customer communications and relationships and allow for additional cost reductions.

Security Ownership of Certain Beneficial Owners and Management and Beneficial Owners

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

As of January 17, 2006, we had a total of 11,518,233 shares of common stock outstanding, which are our only issued and outstanding voting equity securities.

The following table sets forth, as of January 17, 2006: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our common stock known to us, the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our common stock beneficially owned, and the percentage of our common stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. We have also included this information for those persons whom we expect to qualify into these categories after the Share Exchange closes.

Current Ownership

(1) Title of Class	(2) Name of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class
Common	Ms. Terri Wonderly	8,281,000 (1)	71.89%(1)

(1)

After the Share Exchange closes, and after the Cancellation and Reverse Split, Ms. Wonderly will own 660 (<1%) shares of Diguang’s common stock.

 Tentative Ownership after the Share Exchange

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage Ownership Before Offering (1)	Amount of Beneficial Ownership After the Offering & Share Exchange	Percentage Ownership After Maximum Offering (1) & Share Exchange
Yi Song Hong Song Yang Dunping Remo Richli Gerald Beemiller Chardan Capital, LLC	0 0 0 0 0 1,333,333	0 0 0 0 0 11.74%	13,600,000 3,400,000 0 0 0 800,000	60.20% 15.05% 0 0 0 3.54%
All Officers & Directors as a Group (5 individuals)	0	0	17,000,000	75.26%
(1) All percentages have been rounded up to the nearest one hundredth of one percent

Changes in Control

Assuming completion of the Reverse Split, after the Redomicile, the Share Exchange, the Cancellation and the Offering are completed, Diguang will have 22,593,000 shares of common stock issued and outstanding.  Of that amount, Diguang’s former shareholders will own 80.8% with the balance held by investors in the Offering and those who held our shares prior to the Share Exchange. Therefore, the closing of the Share Exchange will cause a change in control.  However, as mentioned throughout this report, such closing is contingent upon the satisfaction of a number of material conditions, and as a result, the closing of the Share Exchange has not yet occurred and there has not yet been a change in our control.  Moreover, if the conditions to be satisfied are not fully met in a timely fashion, the transactions described in this filing may not occur and there will not be a change in our control.

Directors and Officers

The following table and text set forth the names and ages of all of our directors and executive officers as of January 17, 2006, as well as those persons whom we expect to become our directors, executive officers and significant employees once the Share Exchange closes.  The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.  There are no family relationships among directors and executive officers. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Once the Share Exchange is complete, Diguang’s officers and directors will become our officers and directors.  In addition, Chardan Capital, LLC has been given the right to appoint a member of the board upon completion of the Share Exchange, and they have tentatively appointed Remo Richli with Richli Consulting to fulfill this role.

Current Officers and Directors

Terri Wonderly	Chief Executive Officer, President, Chief Financial Officer and Director

Terri Wonderly, CEO, President, CFO and director.  Ms. Wonderly was designated our Chief Executive Officer, Chief Financial Officer and sole Director on January 21, 2004.  Ms. Wonderly has more than nineteen years experience in the real estate industry working for mortgage companies, banks and title companies. She has performed various duties, including taking loan applications all the way thru processing, underwriting - including performing the physical and automated underwriting - preparing loan packages, physically closing loans, funding the loans and shipping the files to the funding sources.  Ms. Wonderly was an Underwriter and Senior Loan Specialist with Ameri-National Mortgage, Inc. from 1991 to 1996, an Underwriter and Closer at Columbian Bank and Trust in 1996, a Processor and Personnel Trainer at Universal Mortgage in 1997, a Loan Specialist at the Bank of Jacomo in 1998, a Processor and Personnel Trainer at Regional Investments in 1999, performed Database Maintenance for Chappell & Associates, Inc. in 2000, a Loan Processing Specialist for Discount Mortgage Source, Inc. from 2002 to the present.  Ms. Wonderly is a member of the National Association of Mortgage Brokers.

Tentative Officers and Directors following the Share Exchange

Name	Age	Position
Yi Song	47	Board Chairman and CEO
Hong Song	42	Director and COO
Jackie You Kazmerzak	31	Principal Accounting and Financial Officer
Remo Richli	42	Director
Gerald Beemiller	61	Director
Yang Dunping	60	Independent Director

Yi Song, Chairman of the Board and CEO, established Diguang Electronics in 1996 and has been its president, chairman and legal representative.  Mr. Yi started his career in 1976 when he joined Hubei Wei Te Engine Factory as a technician. He was subsequently promoted to the position of engineer and thereafter, head of technology. From 1978 to 1979, he conducted research in the detecting fuse tube system of mathematical control together with a team of researchers from Wuhan Wireless Research Institute. Mr. Yi is the Deputy Director (Commissioner) of Working Committee of Shenzhen Electronics Communication Experts, Director of China Flat Plate Display Association, and Deputy Director of Shenzhen Optoelectronic Industry Association. In 2003, he was awarded Excellent Entrepreneur by Shenzhen Government.  Mr. Yi cooperated with the Science & Technology University of Central China to research and develop the project of Automation Control Engineering.   Mr. Yi has also been keeping a long term of cooperation in the field of optoelectronic technology with Professor K Wok, Center for Display Research, at the Hong Kong University of Science and Technology. Mr. Yi has completed a CEO course from Tsinghua University that focused on International Enterprise Management and is now working towards receiving his MBA at USQ University.  Mr. Yi is the brother of Song Hong, a proposed director and COO.

Hong Song, Director and COO, joined Diguang in 2001 as Vice President and has contributed significantly to the growth of the company.  Prior to joining Diguang, Mr. Hong was an engineer involved in the design of mining engineering equipment at Beijing Nonferrous Diguang’s Metallurgical Design Research Institute, where he was later promoted to project chief designer.  Mr. Hong has also held management positions at China Non-Ferrous Metals Industry Corporation and Beijing Colour Metallurgy Design Research Institute.   Mr. Hong joined Diguang Electronics in January 2001 and held the positions of Vice President and later Chief Operating Officer. Mr. Hong received his MBA from Beijing University in 2000.  He also possesses a degree in Mechanical Engineering from Xi’an Construction Technology University and participated in post-graduate studies in Project Economic Analysis at Paris Mineral Industries University in Paris, France.  In 2001, he obtained a Master of Business Administration from Peking University.  Mr. Hong is Yi Song’s brother.

Jackie You Kazmerzak, Principal Accounting and Financial Officer, will commence service with the company following completion of the Share Exchange.  She will be based in the United States, and among her principal responsibilities will be keeping the financial community apprised of the company’s activities and progress.  Ms. Kazmerzak is experienced in corporate finance and investment management, having held previous positions at Bank of America in Shanghai and, most recently, with Sand Hill Advisors in Palo Alto, California.  She is a Chartered Financial Analyst (CFA) is fluent in Mandarin and English.  She received her MBA from Arizona State University with a concentration in finance, and she holds a degree in economics from Shanghai International Studies University.

Remo Richli, Director, will commence service as a director of our company and as head of the Audit Committee upon completion of the Share Exchange.  Since 2001, Mr. Richli has headed Richli Consulting, based in Los Angeles and Switzerland.  His consulting work during that time involved assisting companies in fundraising activities, evaluations of business and a variety of project in the field of corporate finance for several companies.  Mr. Richli is fluent in English, German and French and obtained his MBA from the University of Applied Science in Lucerne, Switzerland.

Gerald Beemiller, Director, will commence service as a director of our company upon completion of the Share Exchange. Mr. Beemiller has been the Vice President of World Wide Sales for Pericom Semiconductor Corporation since December 2000.  Prior to that he was Vice President of Sales and Marketing for Sony Semiconductor Company of America.  In those positions he as acquired significant expertise in the field of electronics technology.  He received a BS in Mathematics, with a minor in Electrical Engineering and Computer Science, from Arizona State University in 1966.

Yang Dunping, Director has held significant positions at various institutions.  Mr. Dunping was President of Cinema System, Inc., President of World Television Network and a director of the Los Angeles National Bank.  Mr. Dunping was also an assistant professor at Chinese Culture University and Manager of CMPC Taipei Taiwan.  He received his bachelor’s degree from the National Taiwan University of Arts in 1967.

Significant employees

The following are employees of Diguang who are not executive officers, but who are expected to remain employees of Diguang after the Share Exchange and to make significant contributions to our business:

Ge Mingbai, Vice President of Administration Diguang Electronics.   Ge Mingbai is an experienced manager and engineer.  Prior to joining Diguang, he held various management level positions at Petroleum Management and Consultancy Company and the People’s Hospital in Honghu City.  In addition, he held the title of Senior Engineer and Head of the Technology department at China Lin Tian Co., Ltd and was appointed Deputy Chairman of the Science Committee of Honghu City, Hubei Province.  Ge Mingbai attended Hubei Broadcasting Television University where he studied mechanical engineering.

Chen Rongguo, Vice President of Production, Diguang Electronics -  Chen Rongguo is directly responsible for the production, technical and quality control functions at Diguang Electronics.  He previously held various production, finance and corporate management positions at Hubei Wei Te Engine Factory, Wan Ma Company and the Ji Li Group Company.  Chen Rongguo joined Diguang in 2003 as the Deputy Chief Economist and Production Manager.  In 2005, he was appointed as Diguang’s Vice President of Production.  Chen Rongguo studied economic management at the Beijing Institute of Economic Management.

Luo Gangyi, Vice President of Sales, Diguang Electronics - Luo Gangyi is responsible for the sales and marketing functions at Diguang.  He was a lecturer at Kunming Railway Equipment School before joining Diguang in 2000 in the Sales and Marketing Department as a Sales Engineer.  Based on his outstanding performance, Luo Gangyi was promoted to the position of Departmental Manager, then the Sales and Marketing Chief Supervisor.   In 2005 he was

appointed as Sales and Marketing Vice President of Diguang.  Luo Gangyi studied at Kunming Railway School from 1988 to 1992 and obtained an Engineering degree from Xinan Jiatong University in 1996.

Wu Yaokun, Vice President of Quality Control, Diguang Electronics - Wu Yaokun is responsible for the Quality Control department at Diguang.  He previously was the Production Manager and Quality Control Vice President at Nansheng Electronic (Shenzhen) Co. Ltd., an auto audio equipment manufacturer, where he restructured the production system and implemented QS9000 standards.  He joined Diguang in 2003 as Quality Control Manager and was appointed to Quality Control Vice President in 2005.  He graduated from Xin Xing Province Ming De Professional School with a specialty in the maintenance of household electronics.  Wu Yaokun furthered his electronic maintenance studies at Zhongshan University’s Faculty of Physics and obtained a Certificate for electrical product maintenance.

Audit Committee Financial Expert.

The Board has determined that Remo Richli is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K and “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

The following table sets forth the information, on an accrual basis, with respect to the compensation of our and Diguang’s executive officers for the three fiscal years ended December 31, 2004.

Name and Principal Position	Year Ended	Salary ($)	Restricted Stock Award(s) ($)	Bonus, Options, Long Term Incentive Plans and All Other Compensation

Yi Song , Chief Executive Officer (1)	2004 2003 2002	$ 9,230.00 $ 8,734.00 $ 7,728.00	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0
Hong Song, Chief Operating Officer	2004 2003 2002	$ 8,260.00 $ 7,540.00 $ 7,040.00	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0

Zou Huade, VP Research & Development	2004 2003 2002	$ 6,120.00 $ 4,750.00 $ 4,630.00	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0
Chen Rongguo, VP Production	2004 2003 2002	$ 5,930.00 $ 4,940.00 $ 4,360.00	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0

Lou Gangyi, VP Sales	2004 2003 2002	$ 5,500.00 $ 5,010.00 $ 4,780.00	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0

Jackie You Kazmerzak (2)	2004 2003 2002	$ 0.00 $ 0.00 $ 0.00	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0
Teri Wonderly, Chief Executive Officer (3)	2004 2003 2002	$ 0.00 $ 0.00 $ 36,000.00	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0
Peter Bowthorpe, Chief Executive Officer, Chief Financial Officer and President (4)	2004 2003 2002	$ 0.00 $ 0.00 $ 0.00	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0

(1) The compensation shown from Mr. Song reflects that which he received as Chief Executive Officer of Diguang Electronics for the periods indicated, based on the current currency conversion rate of 8.111 RMB per dollar.

(2) Diguang did not employ Ms. Kazmerzak in the periods covered; Ms. Kazamerzak will not become an Officer of Diguang, specifically Diguang’s Principal Accounting and Financial Officer, until the Share Exchange closes.

(3) Ms. Wonderly served as our President and Chief Financial Officer from January 2002 until June 24, 2003.  Ms. Wonderly became our Chief Executive Officer, and sole director, again on January 21, 2004, but will relinquish her position as Chief Executive Officer and sole director simultaneously with the close of the Share Exchange.

(4) Mr. Bowthorpe served as our Chief Executive Officer, Chief Financial Officer and President from June 24, 2003 through January 21, 2004.

Following completion of the Share Exchange, Diguang’s executive officers will receive the following annual salaries:

Name	Position	Annual Salary
Yi Song	CEO	RMB 1,500,000 (US$185,000)
Hong Song	COO	RMB 1,200,000 (US$148,000)

Jackie You Kazmerzak	Principal Accounting and Financial Officer	US$120,000 (1)

(1)  Ms. Kazmerzak will provide her services in this role pursuant to a contract between Diguang and Chardan Capital, LLC.

Under the Share Exchange Agreement, specified individuals involved in Diguang’s management, including the ones listed above, are eligible to receive Incentive Shares for the fiscal years 2006 through 2009.  Receipt of such shares would be additional compensation for such recipient.

Aggregated Option/SAR Exercised And Fiscal Year-End Option/SAR Value Table

Our executive officers have not exercised options or SARs during the last fiscal year.

Long Term Incentive Plans

No Long Term Incentive awards were granted in the last fiscal year.

Stock Option Plan

Pursuant to the terms of the Share Exchange, Diguang’s Directors may propose a stock option plan with a total of 1,500,000 shares not sooner than 18 months (unless the non-Diguang appointed director agrees to a shorter time period) from the date the Share Exchange closed.  The Option Plan shall require vesting of options to occur over no less than 3.5 years from the date of issuance, and the Option Plan shall comply with all applicable laws, including any requirement that the shareholders approve the Option Plan before it takes effect.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.  Officers are elected by and serve at the discretion of the Board of Directors.

Employment Agreements

Diguang or its subsidiaries have individual employment contracts with all 1,180 employees.  Typically, an employee is given a 3-6 month probation period during which an evaluation is performed and both Diguang and the potential employee determine if there is a fit.  If both agree to continue the relationship, Diguang typically requires a 2-year contract, where the employee must continue working at the company unless either party breaches the contract before it expires.  If a breach occurs, the damages are assessed and the breaching party must provide the damaged party certain compensation as outlined in the contract.

The most senior managers at Diguang and its subsidiaries have individual employment agreements that vary somewhat from each other in form.  Both Yi Song and Hong Song have agreed that their employment with Diguang will be and will remain exclusive of other employment for the entire duration of their employment with Diguang.

Certain Relationships and Related Transactions

In February 2003, through a share exchange, we acquired 100% of the issued and outstanding stock of Communication Field Services, Inc.  However, we were unable to secure additional financing to expand CFS’ business, so we ceased commercial operations of CFS in March 2003.  On January 21, 2004, we agreed to sell all of the stock of CFS to Roger Henley, our former Chief Executive Officer, in consideration for 2,934,000 of the 3,260,000 shares of our common stock that he owned.

In December 2003, Diguang Electronics entered into a lease agreement with Dongguan Diguang Electronics Science & Technology Ltd., a company owned by Mr. Yi Song and Mr. Hong Song, to rent the plant at a rate of RMB520,000 ( $65,000) per month.  The original lease term started February 1, 2005 and will terminate on January 31, 2010.  Diguang Electronics and Dongguan Diguang Science & Technology Ltd., have recently signed an amendment to the lease, giving Diguang Electronics the right to extend the lease for 5 additional years at market rents.

In January 2006, Diguang paid a dividend in the amount $0.1624 per share of common stock (an aggregate of $2,078,744) payable to holders of its common stock.  As of that date, Diguang’s officers and directors beneficially owned all of Diguang’s stock.

In December 2005, the beneficial owners of 100% of the issued and outstanding stock of Diguang satisfied an obligation in the total amount of $2,078,744 that arose in connection with their acquisition of an ownership interest in Diguang.

Additional related party transactions related to Diguang, its subsidiaries, its stockholders and companies with similar majority ownership are as follows:

	December 31,		June 30,
Related Parties	2003	2004	2005

Due from related parties
Dongguan Diguang Electronic Science &Technology Limited	$-	$-	$2,566
Stockholders	143,208	642,572	2,076,178

Total	143,208	642,572	2,078,744

Due to related parties
Shenzhen Diguang Engine & Equipment Co., Ltd	651,325	843,259	416,707
Dongguan Diguang Electronics Science &Technology Limited	-	-	71,114
Stockholders	2,090,447	170,221	73,797

Total	2,741,772	1,013,480	561,618

Legal Proceedings

Neither we nor any of our direct or indirect subsidiaries is a party to, nor is any of our property the subject of, any legal proceedings other than ordinary routine litigation incidental to their respective businesses.  There are no proceedings pending in which any of our officers, directors or five-percent shareholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

Neither we nor any of our subsidiaries is a party to any administrative or judicial proceeding arising under federal, state or local environmental laws or their Chinese counterparts.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Our common stock is traded in the over-the-counter market on the NASD “Electronic Bulletin Board” (Symbol: “OLPC”).  Since February 2003 and until the announcement regarding our entry into a memorandum of understanding with Diguang and its stockholders, our stock traded only sporadically or not at all.  Prior to the transaction, Diguang’s stock did not trade in any public markets.  The following table shows for the periods indicated the high and low bid quotations for our common stock, as reported by financial reporting services. These quotations are believed to represent inter-dealer quotations without adjustment for retail mark-up, mark-down or commissions, and may not represent actual transactions.

PERIOD	HIGH BID	LOW BID

FISCAL 2003
First Quarter	$ 0.51	$ 0.23
Second Quarter	$ 1.00	$ 0.27
Third Quarter	$ 0.75	$ 0.20
Fourth Quarter	$ 0.25	$ 0.16

FISCAL 2004
First Quarter	$ 0.35	$ 0.20
Second Quarter	$ 0.39	$ 0.20
Third Quarter	$ 0.25	$ 0.25
Fourth Quarter	$ 1.01	$ 0.25

FISCAL 2005
First Quarter	$1.01	$0.20
Second Quarter	$1.01	$0.20
Third Quarter	$2.50	$0.25
Fourth Quarter	$3.25	$1.01

We first announced the entry into a memorandum of understanding with Diguang on September 30, 2005.  The day prior to that announcement, the bid price of our common stock was $1.01.  On the day prior to this filing, the closing bid price of our common stock was $3.75.

There are no outstanding options or warrants to purchase or that can be converted into our common equity.  As provided in the Share Exchange Agreement, if Diguang achieves certain profit targets for 2006 through 2009, we may distribute some or all of the 6,000,000 Incentive Shares.

In addition, under the terms of the Share Exchange, we will register 5,893,000 shares for sale by securities holders.  Some of our shares may also become eligible to be sold pursuant to one or more of the provisions of Rule 144 in the future.

At January 13, 2006, the closing bid price of our common stock was $3.75 per share and there were approximately 90 record holders of our common stock.  This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Diguang does not anticipate paying any dividends on outstanding common stock in the foreseeable future.

Recent Sales of Unregistered Securities

On September 5, 2005, we issued 1,333,333 (800,000 on a post-Reverse Split basis) restricted shares of our common stock to Chardan Capital, LLC, in exchange for Chardan’s services in finding an operating company as a target for the Share Exchange.  Chardan paid a total of $1,333.33 for the stock.  All of the stock is subject to our right to repurchase it for the same amount Chardan paid to acquire the stock if we consummated a business combination with an operating company that Chardan did not introduce us to.  Upon the filing of the resale registration statement required under the terms of the Share Exchange, this right of repurchase will expire, and none of the restricted shares issued to Chardan may be repurchased.  The sale of these securities was exempt from registration under Regulation 4 (2) on the grounds that they were offered in a private transaction involving fewer than 35 persons.  This sale of securities did not result in any proceeds to us.

Pursuant to the placement agent agreement we entered into  in September 2005 in connection with the Offering, we issued the placement agents 405,000 shares of our common stock (243,000 on a post-Reverse Split basis) at a cost of $0.001 per share.  The issuance of this stock was exempt from the registration under Regulation 4(2) and Rule 506 of Regulation D promulgated under the Act.

Sino Olympics Industrial Ltd., currently the sole shareholder of Diguang, has agreed to sell 876,941 shares of its Diguang common stock to Chardan JLF, in exchange for a cash payment of $5,000,000 pursuant to a memorandum of understanding previously signed by the parties. The sale of this stock is conditioned on, and will be consummated in conjunction with, the Share Exchange and the Offering.  The sale of these securities is exempt from registration under Regulation 4(2) on the grounds that they were offered in a private transaction involving fewer than 35 unaccredited investors.  Neither we nor Diguang will not receive any proceeds from this sale.

To accomplish the Share Exchange with Diguang, we will issue an aggregate of 18,250,000 shares of our common stock in exchange for all of Diguang’s issued and outstanding capital stock.  The shares will be issued to 4 accredited investors pursuant to the exemption from registration under Section 4(2) of the Securities Act for issuances not involving any public offering.

Description of Registrant’s Securities to Be Registered

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $.001 per share.  As of January 13, 2006, 11,518,233 shares of common stock are issued and outstanding and no shares of preferred stock are issued or outstanding.  The following summary description relating to our capital stock does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws and, upon our conversion into a British Virgin Islands corporation, our Memorandum and Articles of Association.

As previously mentioned, we intend to convert from a Nevada corporation to a British Virgin Islands international business corporation simultaneously with the closing the Share Exchange. In connection therewith, we have attached a Memorandum and Articles of Association that are in substantially the form we expect will govern our activities upon conversion into a British Virgin Island company, as exhibits to this current report.

Common Stock

Holders of common stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor.  Such holders do not have any preemptive or other rights to subscribe for additional shares.  All holders of common stock are entitled to share ratably in any assets for distribution to shareholders upon our liquidation, dissolution or winding up.  There are no conversion, redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and nonassessable.

Stock Option Plan

Once the Share Exchange closes, the Directors will propose a stock option plan involving a total of 1,500,000 shares.  The Option Plan may allow issuance of options not sooner than 18 months following the closing of the Share Exchange (or sooner if the non-Diguang director agrees) and shall require that vesting of granted options occur over a period of not less than 3.5 years from the date of the grant.  The Option Plan shall comply with all applicable laws, including any requirement that the shareholders approve the Option Plan before it takes effect.

As provided for in the Share Exchange Agreement, and as discussed above, Diguang may also issue the Incentive Shares.

Certain Effects of Authorized but Unissued Stock

Before the Offering, the Reverse Split and the Cancellation,  we have 15,220,100 shares of common stock remaining authorized but unissued.  Taking into account the Reverse Split, the Cancellation, the Share Exchange, the stock to be issued in connection with the Offering and the stock to be reserved for issuance in connection with the warrants and the Option Plan, we will have exhausted and exceeded our currently authorized stock.  However, simultaneously with the closing of the Share Exchange we will reincorporate in the British Virgin Islands.  The Memorandum and Articles of Association that will then govern us will permit the board of directors to increase our authorized stock without a shareholder vote, as is typical under the corporation law of many United States jurisdictions.  We will need to increase our authorized stock to meet our obligations under the Option Plan and for the Incentive Shares, as well as to raise additional capital if necessary to finance Diguang’s existing business or to expand that business.  Authorized but unissued shares of common stock may be issued without shareholder approval.  Your percentage of ownership in us will be diluted if and when we authorize and issue these additional shares.

Indemnification of Directors and Officers

Sections 78.7502 and 78.751 of the General Corporation Law of Nevada provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Nevada Law provides, among other things, that a corporation may indemnify a person who was or is a party to or is threatened to be made a party to, any threatened pending or completed action by reason of their service to the corporation. Expenses include attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action suit or proceeding. In order to be entitled to indemnification such person must have reasonably relied on information provided by the corporation or acted in good faith. Further, discretionary indemnification may be authorized by the Board of Directors, the stockholders, a majority vote of a quorum of disinterested directors, or if no quorum can be obtained, by legal opinion of counsel. Article VIII of the our Articles of Incorporation provides for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the General Corporation Law of Nevada.   Following our conversion into a British Virgin Islands corporation, we will extend this indemnification protection to officers and directors to the extent permitted under the law of the British Virgin Islands.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Financial Statements and Supplementary Data

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Lopez, Blevins, Bork & Associates, and LLP, our independent accountants, audited our financial statements for the year ended December 31, 2004.  Malone & Bailey, PLLC was our independent auditor for the year ended 2003 and was dismissed on August 20, 2004.  Malone & Bailey's report dated March 11, 2004, on our consolidated balance sheet as of December 31, 2003,  and the related  consolidated  statements of  operations, stockholders'  equity, and cash flows for the year then ended and for the period from September 19, 2002  (Inception)  through December 31, 2002, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty,  audit scope, or accounting  principles,  except that the report indicated that we  have suffered recurring  losses and our need to raise additional  capital that raise substantial doubt about our ability to continue as a going concern.    In connection with the audit of our financial statements, and in the subsequent interim period, there were no disagreements with Malone & Bailey, PLLC on any matters of accounting principles or practices, financial statements disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Malone & Bailey PLLC would have caused Malone & Bailey, PLLC to make reference to the matter in their report.

Lopez, Blevins, Bork & Associates, L.L.P. was engaged on August 20, 2004 as our principal accountant.  The decision to change accountants was recommended by our Audit Committee and approved by the Board of Directors.

During the year ended December 31, 2003 and the period from September 19, 2002 through December 31, 2002 and subsequent to December 31, 2003 through the date hereof, neither we nor anyone on our behalf consulted with Lopez, Blevins, Bork & Associates, L.L.P.  regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial  statements,  nor has Lopez, Blevins, Bork & Associates, L.L.P.  provided us a written  report or oral  advice regarding such principles or audit opinion or any matter that was the subject of a disagreement  or  reportable  events  set forth in Item  304(a)(iv)  and (v), respectively, of  Regulation  S-K  with  our  former accountant.

WHERE YOU CAN FIND MORE INFORMATION

We will file a registration statement on Form F-1 (except if we are not then eligible to register for resale the Registrable Securities on Form F-1, in which case such registration shall be on another appropriate form in accordance herewith) with the SEC covering the securities that were issued in connection with the series of transactions involving the Share Exchange, including 800,000 issued to Chardan Capital, LLC in August of 2005, 243,000 issued to the placement agents of the Offering (both post-Reverse Split), 1,250,000 issued in the Share Exchange to the owner of 877,029 shares of Diguang who is not an officer, director or employee of Diguang , 1,200,000 shares to Chardan JLF and 2,400,000 issued to the investors in the Offering.

We also file annual, quarterly and special reports, and other information with the SEC, although following the completion of the Share Exchange we will have private foreign issuer status under the SEC rules and the frequency of our filings may decrease, though we may choose to file quarterly reports even though not required. You may read or obtain a copy of the registration statement to be filed or any other information we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public from the SEC web site at www.sec.gov, which contains our reports, proxy and information statements, and other information we file electronically with the SEC.

To date, we have not registered securities pursuant to Section 12 of the Act, which means we are considered a “voluntary filer” under SEC regulations.  We are, therefore, not currently obligated to follow the SEC’s proxy rules or distribute an annual report to our securities holders.  We intend to become a Section 12 registrant promptly following the completion of the Share Exchange, which will subject us to the SEC proxy and annual report requirements, with which we will comply.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(a)

Financial Statements

Audited Financial Statements of Diguang International Holdings Limited as of December 31, 2003 and 2004.

(c) Exhibits

Exhibit No.

Description

3.1	Form of Articles of Association
3.2	Form of Memorandum of Association
10.1	Form of Share Exchange Agreement with Diguang International Holdings, Ltd. dated January 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Online Processing, Inc. By : /s/ Terri Wonderly Chief Executive Officer

Report of Independent Registered Public Accounting Firm

                                                                                                                       BDO Reanda(2005)No.A1371

The Board of Directors

Diguang International Holdings Limited

We have audited the accompanying consolidated balance sheets of Diguang International Holdings Limited (the “Company”) as of December 31, 2003 and 2004, and the related statements of income and comprehensive income, stockholders’ equity and cash flows for the three-year period ended December 31, 2004.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diguang International Holdings Limited, as of December 31, 2003 and 2004, the results of its operations and its cash flows for the three-year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/  BDO Reanda

BDO Reanda

Beijing, PRC

November 11, 2005

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

(In US Dollars)

	December 31,		June 30,
	2003	2004	2005
			(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,241,033	$5,643,510	$5,258,511
Accounts receivable, net of allowance for doubtful account $0, $459,847 and $714,949	2,927,189	4,764,865	10,253,884
Inventories	2,854,281	1,624,749	3,892,344
Other receivables	136,440	523,027	1,445,110
Advance to supplier	220,601	468,588	440,247
Amount due from related parties	143,208	642,572	2,078,744

Total current assets	7,522,752	13,667,311	23,368,840

Property and equipment, net	418,168	491,102	1,489,020

Total assets	$7,940,920	$14,158,413	$24,857,860

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Bank loans	$-	$-	$483,296
Accounts payable	2,396,036	2,781,650	8,518,458
Advance from customers	212,772	315,246	436,504
Accruals and other payables	550,929	1,248,030	1,631,090
Accrued payroll and related expense	153,844	126,040	256,221
Income tax payable	48,520	145,446	167,334
Amount due to related parties	2,741,772	1,013,480	561,618

Total current liabilities	6,103,873	5,629,892	12,054,521

Long-term bank loans	483,284	483,296	-

Total current liabilities	6,587,157	6,113,188	12,054,521

Commitments

Stockholders’ equity:
Common stock, par value $0.01 per share, 50 million shares authorized, 12,803,339 shares issued and outstanding	128,033	128,033	128,033
Additional paid-in capital	526,370	526,370	526,370
Appropriated earnings	30,186	133,507	133,507
Retained earnings	668,153	7,254,850	12,012,760
Translation Difference	1,021	2,465	2,669

Total stockholder’s equity	1,353,763	8,045,225	12,803,339

Total liabilities and stockholders' equity	$7,940,920	$14,158,413	$24,857,860

See accompanying notes to financial statements.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME

(In US Dollars)

	Years Ended December 31,			Six Months Ended June 30,
	2002	2003	2004	2004	2005

Revenues:
Revenues, net	$4,023,865	$6,156,408	$24,483,222	$9,922,075	$18,386,469
Cost of sales	2,859,370	4,147,610	14,453,785	6,236,029	11,979,215

Gross profit	1,164,495	2,008,798	10,029,437	3,686,046	6,407,254

Selling expense	152,765	136,353	264,431	178,906	410,365
Research and development costs	172,499	290,983	802,511	372,811	421,806
General and administrative expenses	476,516	530,505	2,065,576	532,854	703,483
Loss on disposing assets	-	-	1,359	-	-

Income from operations	362,715	1,050,957	6,895,560	2,601,475	4,871,600

Interest expense, net	(8,592)	(4,267)	(22,459)	(17,440)	(16,704)
Other income	14,501	53,005	5,343	4,010	70,764

Income before income taxes	368,624	1,099,695	6,878,444	2,588,045	4,925,660

Income tax provision	6,990	54,055	188,426	71,912	167,750

Net income	$361,634	$1,045,640	$6,690,018	$2,516,133	$4,757,910

Other comprehensive income :
Translation adjustments	39	364	1,444	-	204

Comprehensive income	$361,673	$1,046,004	$6,691,462	$2,516,133	$4,758,114

See accompanying notes to financial statements.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN' EQUITY

						Other
			Additional			Accumulated
	Common Stock		Paid-in	Appropriated	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Earnings	Income (Loss)	Total

Balance at January 1, 2002	12,803,339	$128,033	$36,970	$11,200	$2,278,221	$618	$2,455,042

Net income for the year	-	-	-	-	361,634	-	361,634

Increased appropriation	-	-	-	7,500	(7,500)	-	-

Translation adjustment	-	-	-	-	-	39	39

Balance at December 31, 2002	12,803,339	128,033	36,970	18,700	2,632,355	657	2,816,715

Capital infused	-	-	142,000	-	-	-	142,000

Retained earnings converted to capital	-	-	347,400	-	(347,400)	-	-

Appropriation	-	-	-	11,486	(11,486)	-	-

Dividends paid	-	-	-	-	(2,650,956)	-	(2,650,956)

Net income for the year	-	-	-	-	1,045,640	-	1,045,640

Translation adjustments	-	-	-	-	-	364	364

Balance at December 31, 2003	12,803,339	128,033	526,370	30,186	668,153	1,021	1,353,763

Net income for the period	-	-	-	-	6,690,018	-	6,690,018

Appropriation	-	-	-	103,321	(103,321)	-	-

Translation adjustment	-	-	-	-	-	1,444	1,444

Balance at December 31, 2004	12,803,339	128,033	526,370	133,507	7,254,850	2,465	8,045,225

Net income for the period	-	-	-	-	4,757,910	-	4,757,910

Translation adjustment	-	-	-	-	-	204	204

Balance as of June 30, 2005	12,803,339	$128,033	$526,370	$133,507	$12,012,760	$2,669	$12,803,339

See accompanying notes to financial statements.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

				Six Months Ended
	Years Ended December 31,			June 30,
	2002	2003	2004	2004	2005
				(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$361,634	$1,045,640	$6,690,018	$2,516,133	$4,757,910
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	38,709	53,390	85,393	38,730	97,278
Bad debts allowance	-	-	459,847	98,542	255,102
Loss on disposing assets	-	-	1,359	-	-
Changes in operating assets and liabilities:
Accounts receivable	148,264	(441,026)	(2,297,522)	(1,044,644)	(5,744,121)
Inventory	(349,458)	(2,043,327)	1,229,532	(1,746,195)	(2,267,595)
Other receivable	(33,746)	(79,944)	(386,589)	484,110	(922,083)
Deposits, prepayment and other assets	2,728	(150,444)	(247,987)	222,030	28,341
Accounts payable	349,247	1,149,808	385,614	2,573,320	5,736,808
Accruals and other payable	(282,165)	300,842	669,295	(205,359)	513,241
Advance from customers	139,521	(95,998)	102,474	(211,757)	121,258
Taxes payable	2,524	42,909	96,926	20,392	21,888

Net cash provided by (used in) operating activities	377,258	(218,150)	6,788,360	2,745,302	2,598,027

Cash flows from investing activities:
Purchase of fixed assets	(51,670)	(178,196)	(159,686)	(77,954)	(1,095,196)
Due from related parties	(44,985)	(98,223)	(499,364)	(1,413,206)	(1,436,172)

Net cash used in investing activities	(96,655)	(276,419)	(659,050)	(1,491,160)	(2,531,368)

Cash flows from financing activities:
Due to related parties	695,133	2,046,639	(1,728,290)	(1,256,630)	(451,862)
Dividend paid	-	(2,650,956)	-	-	-
Capital infused	-	142,000	-	-	-
Proceeds from (net payments to) bank loans	4,763	(165,459)	-	-	-
Proceeds from a bank loan	-	483,284	-	-	-

Net cash provided by (used in) financing activities	699,896	(144,492)	(1,728,290)	(1,256,630)	(451,862)

Effect of foreign exchange rate changes	(142)	364	1,457	(999)	204

Net increase (decrease) in cash and cash equivalents	980,357	(638,697)	4,402,477	(3,487)	(384,999)

Cash and cash equivalents, beginning of year/period	899,373	1,879,730	1,241,033	1,241,033	5,643,510

Cash and cash equivalents, end of year/period	$1,879,730	$1,241,033	$5,643,510	$1,237,546	$5,258,511
					427,869

See accompanying notes to financial statements.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND

Diguang International Holdings Limited (the Company) was established under the law of British Virgin Islands on July 27, 2004 for the purpose to hold the equity interest in the following entities:

•

Shenzhen Diguang Electronics Co., Ltd. (a China based entity);

•

Well Planner Limited (a Hong Kong based entity); and

•

Diguang Science and Technology (HK) Limited (a British Virgin Islands based entity).

Shenzhen Diguang Electronics Co. Ltd. (Diguang Electronics) was established as an equity joint venture in Shenzhen under the laws of the People’s Republic of China (PRC) on January 9, 1996 with the original registered capital of RMB 1,180,000 and an operating life of 20 years starting on that date.  Diguang Electronic was originally owned by the three corporate entities (Shenzhen Diguang Engine & Equipment Co., Ltd 13.8%; Shenzhen Jingfang Machinery & Electric Co., Ltd. 39%; and Cinema Systems Inc. 47.2%, a US entity which is the agent of two Chinese citizens).  On July 22, 2003, Shenzhen Diguang Engine & Equipment bought out Shenzhen Jingfang Machinery & Electric’s equity interest at its carrying value.  Simultaneously, management of Diguang Electronics increased the registered capital to RMB5 million by transferring retained earnings into capital.  In addition, Well Planner infused $142,000 accounting for 23.4% out of the above RMB5 million and became a new investor at this equity joint venture.  After changing the registration with State Administration Bureau of Industry and Commerce, two Chinese citizens became the ultimate owners of this equity joint venture.  Diguang Electronics designs, develops and manufactures LED and CCFL backlight units.  These backlight units are essential components used in illuminating display panels such as TFT-LCD and color STN-LCD panels.  These display panels are used in products such as mobile phones, PDAs, digital cameras, liquid crystal computer or television displays and other household and industrial electronic devices.  Diguang Electronics’ customers are located in both China and overseas.

Well Planner Limited (Well Planner) was established under the laws of Hong Kong Special Administrative Region on July 3, 2001 and wholly owned by two Chinese citizens who are also the ultimate owners of Diguang Electronics and has been doing business in custom forwarding related to export and import activities conducted by Diguang Electronics for a service fee based on a service agreement, based on which service fees should not be less than 2% of the goods Well Planner has sold.  However, Well Planner sells only to Diguang Science and Technology (HK) Limited.  In essence, Well Planner is a pass-through entity among all three entities.

Diguang Science and Technology (HK) Limited (Diguang Technology) was established under the laws of British Virgin Islands on October 15, 2003 and owned by two Chinese citizens who are also the ultimate owners of Diguang Electronics.  The business predecessor of Diguang Technology was an unlimited liability company, namely Diguang Electronics (Hong Kong) Co. (Diguang Electronics (HK)), which was established under Hong Kong laws on October 12, 1998 and owned by the same two Chinese citizens.  Diguang Electronics (HK) had conducted business in distributing Diguang Electronics’ products and purchase electronic components and raw

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

materials for Diguang Electronics’ operations.  On October 31, 2003, all of the substantial businesses at Diguang Electronics (HK) were transferred to Cheer Top Capital, a company incorporated in British Virgin Islands, which was bought by the two Chinese citizens and the name was changed to Diguang Science and Technology (HK) Limited in June 2004.  After the transfer of businesses, these two Chinese citizens distributed dividends of approximately $2.65 million to themselves.  Currently, Diguang Technology has handled all sales to international customers and procurement of electronic components and materials for Diguang Electronics.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND (Continued)

Under a reorganization agreement entered on June 15, 2005, the ultimate owners of Diguang Electronics, Well Planner, and Diguang Technology transferred their 100% equity interest in the above three entities to the Company in exchange for 100% equity interest in the Company.  Being a receiving entity under the common control, the Company has recorded all the assets and liabilities transferred at their carrying amounts in the accounts of three respective entities at the date of transfer under the guidance of SFAS No. 141, Appendix D.  The effective date for this reorganization is June 30, 2005.  Consequently, the above three entities became wholly owned subsidiaries of the Company.  Prior to June 30, 2005 there were no operating activities in the Company.  As a result of exchanging the ownership between the Company and above three entities, the consolidated financial statements of above three entities become the historical financial statements of the Company.

The Company has been conducting its operations in a business segment, hence, there would be a segment disclosure based on geographical locations of three entities.

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

Principles of Consolidation

The financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated.  All of the consolidated financial statements have been prepared based on generally accepted accounting principles in the United States

Foreign Currency Translations and Transactions

The Renminbi (“RMB”), the national currency of PRC, is the primary currency of the economic environment in which the operations of Diguang Electronics are conducted.  Hong Kong dollars is the primary currency of the economic environment in which the operations of Well Planner are conducted.  U.S dollar is the functional currency in which Diguan g Technology recorded all its activities.  The Company uses the United States dollar (“U.S. dollars”) for financial reporting purposes.

The Company translates two subsidiaries’ assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date, and the statement of income is translated at average rate during the reporting period.  Adjustments resulting from the translation of subsidiaries’ financial statements from the functional currency into U.S. dollars are recorded in stockholders' equity as part of accumulated comprehensive income (loss) - translation adjustments.  Gains or losses resulting from transactions in currencies other than functional currency are reflected in the statements of income for the reporting periods.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

Revenue Recognition

Revenue generated from sales of backlight units is recognized when persuasive evidence of an arrangement exists, delivery of the products has occurred, customer acceptance has been obtained, which means the significant risks and rewards of the ownership have been transferred to the customer, the price is fixed or determinable and collectibility is reasonably assured.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

Account Receivable and Concentration of Credit Risk

During the normal course of business, the Company extends unsecured credit to its customers.  Typically credit terms require payment to be made within 90 days of the invoice date. The Company does not require collateral from its customers.  The Company maintains its cash accounts at credit worthy financial institutions.

The Company regularly evaluates and monitors the creditworthiness of each customer on a case-by-case basis.  The Company includes any accounts balances that are determined to be uncollectible in the allowance for doubtful accounts.  After all attempts to collect a receivable have failed, the receivable is written off against the allowance.  Based on the information available to management, the Company believes that its allowance for doubtful accounts as of December 31, 2003 and 2004 was adequate, respectively.  However, actual write-off might exceed the recorded allowance.

The following table presents allowance activities in accounts receivable.

	December 31		June 30
	2003	2004	2005
			(Unaudited)

Beginning balance	$-	$-	$459,847
Additions charged to expense	-	459,847	255,102
Write-off	-	-	-
Recovery	-	-	-

Ending balance	$-	$459,847	$714,949

Inventories

Inventories are composed of raw materials and components, work in progress, and finished goods, all of which are related to backlight products.  Inventories are valued at the lower of cost (based on weighted average method) or the market.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Property and equipment

Properties and equipment are recorded at cost and are stated net of accumulated depreciation.  Depreciation expense is determined using the straight-line method over the shorter of the estimated useful lives of the assets as follows:

Machinery and equipment	5-10 years
Furniture and office equipment	5 years
Accounting Software	2 years
Vehicles	5-10 years
Software	2-5 years
Leasehold improvement	5 years

Maintenance and repairs are charged directly to expense as incurred, whereas betterment and renewals are generally capitalized in their respective property accounts.  When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized and reflected as an item before operating income (loss).

Impairment of Long-Lived Assets

The Company adopts the provisions of Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No.144”).  SFAS No.144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets.  Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. There was no impairment of long-lived assets in the years ended December 31, 2002, 2003 and 2004, and in the six months ended June 30, 2004 and 2005.

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, other receivables, advance to vendor, accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.  The fair value of amount due to related parties and stockholders are reasonable estimate of their fair value as the amount will be collected and paid off in a period less than one year.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

Value Added Tax

Diguang Electronic is subject to value added tax (VAT) imposed by PRC government on its domestic product sales. VAT rate for the Company is 17%.  The input VAT can be offset against the output VAT.  VAT payable or receivable balance presented on the Company’s balance sheets represents either the input VAT less than or larger than the output VAT.  The debit balance represents a credit against future collection of output VAT instead a real receivable.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No 109, “Accounting for Income Taxes” (“SFAS No. 109”).  SFAS No. 109 requires an entity to recognize deferred tax liabilities and assets.  Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements.  Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

Diguang Electronics is registered at Shenzhen and subject to a favorable income tax rate at 15% comparing to a statutory income tax rate of 33% (30% for the central government and 3% for the local government) under the current tax laws of PRC because Shenzhen is a special zone designated by Chinese central government to attract foreign investments.  Diguang Electronics has been deemed as a high-tech company by Shenzhen Bureau of Science, Technology & Information.  Under this category, Diguang Electronics has been entitled to enjoy a 100% exemption of corporate income tax for the first two years from the first profit-making year (years ended December 31, 1999 and 2000) and a 50% exemption of corporate income tax for the following three years (years ended December 31, 2001, 2002 and 2003) in accordance with the preferential rules approved by Shenzhen local tax authority on August 2, 1999.  Also being recognized by relevant government agencies as a high-tech company in June 2003, Diguang Electronics has been granted a 50% exemption of corporate income tax for additional three years (years ended December 31, 2004, 2005, and 2006) after the previous tax preferential period was ended on December 31, 2003.

Well Planner is subject to corporate income tax under Hong Kong Inland Revenue jurisdiction.  However, Well Planner does not have Hong Kong sourced income.  In accordance with Hong Kong tax regulation, Well Planner has not been taxed since its inception.

There is no income tax for the companies domiciled in BVI.  Accordingly, the Company’s financial statements do not present any income tax provision related to British Virgin Islands tax jurisdiction.

Because the consolidated financial statements were based on the respective entities’ historical financial statements, the effective income tax rate for the periods reported only represent the effect of actual income tax provisions incurred in Diguang Electronics.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

At December 31, 2004 and June 30, 2005, the allowance for doubtful accounts at Diguang Electronics was $9,718 and $9,718, respectively.  The remaining balance of $450,129 and $705,231 of the allowance for doubtful accounts at December 31, 2004 and June 30, 2005, respectively, was of Diguang Technology, which is not subject to any corporate income tax.  Because Diguang Electronics is the only entity which will be subject to corporate income tax at a rate of 7.5%, the impact of deferred tax assets arising from the allowance for doubtful accounts at Diguang Electronic level at December 31, 2004 and June 30, 2005, respectively, was minimal.  Except this minimal impact of deferred tax assets, the Company did not have any other temporary differences which would have given rise to deferred income tax assets and liabilities.  Accordingly, the Company did not provide the disclosure of deferred tax assets and liabilities for the periods reported.

Research and Development

Research and development costs are expensed as incurred.  Research and development expense for new product development and improvements of existing products by the Company incurred for the years ended December 31, 2002, 2003 and 2004 were $172,499, $290,983 and $802,511, respectively.  Research and development expense for new product development and improvements of existing products incurred by the Company for the six months ended June 30, 2004 and 2005 were $372,811 and $421,806, respectively.

Advertising Costs

Advertising costs are expensed as incurred.  Advertising costs incurred by the Company for the years ended December 31, 2002, 2003, and 2004 were $36,215, $6,370 and $15,364, respectively.  Advertising costs incurred by the Company for the six months ended June 30, 2004 and 2005 were $6,959 and $4,719, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ materially from those estimates.

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standard No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”), issued by the Financial Accounting Standards Board (“FASB”).  SFAS No. 130 establishes standards for reporting and presentation of comprehensive

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

income (loss) and its components in a full set of general-purpose financial statements.  The Company has chosen to report comprehensive income (loss) in the statements of income and comprehensive income.  Comprehensive income (loss) is comprised of net income and all changes to stockholders’ equity except those due to investments by owners and distributions to owners.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In November 2004, the FASB issued Statement of Accounting Standards No. 151, “Inventory Costs, An Amendment of ARB No. 43, Chapter 4” (SFAS No. 151).  SFAS No. 151 eliminates the “so abnormal” criterion in ARB No. 43 “Inventory Pricing.”  SFAS No. 151 no longer permits a company to capitalize inventory costs on their balance sheets when the production defect rate varies significantly from the expected rate.  SFAS No. 151 reduces the differences between U.S. and international accounting standards.  SFAS No. 151 is effective for inventory costs incurred during annual periods beginning after June 15, 2005.  The Company does not believe that this pronouncement will have a material effect on the Company’s financial position and net income.

In December 2004, the FASB issued the Statement of Financial Account Standards No. 153, “Exchange of Nonmonetary Assets, An Amendment of APB Opinion No. 29” (SFAS No. 153).  SFAS No 153 addresses the measurement of exchanges of nonmonetary assets.  SFAS No. 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance.  SFAS No. 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of SFAS No. 153 shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date this Statement is issued. The provisions of this Statement shall be applied prospectively.  The Company does not believe that this pronouncement will have a material effect on the Company’s financial position and net income.

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements.” (SFAS No. 154).  SFAS No. 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change.  SFAS No. 154 generally requires retrospective application to the prior period financial statements of voluntary changes in accounting principles.  SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005.  However, SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements.  The Company does not believe the adoption of SFAS No. 154 will have a material effect on its results of operations or financial condition.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

NOTE 3 - INVENTORIES

Inventories consisted of the following:

	December 31,		June 30,
	2003	2004	2005
			(Unaudited)

Raw materials	$2,260,145	$940,773	$1,993,926
Work in progress	38,937	49,011	79,365
Finished goods	555,199	634,965	1,344,296
Consignment goods	-	-	474,757

	$2,854,281	$1,624,749	$3,892,344

NOTE 4 - PROPERTY AND EQUIPMENT

A summary of property and equipment at cost is as follows:

	December 31,		June 30,
	2003	2004	2005
			(Unaudited)

Machinery	$415,009	$515,090	$1,043,614
Office equipment	53,954	80,146	403,076
Vehicles	85,373	102,065	131,220
Software	5,558	8,687	8,687
Leasehold improvement	-	-	214,587

	559,894	705,988	1,801,184
Accumulated depreciation	(141,726)	(214,886)	(312,164)

	$418,168	$491,102	$1,489,020

The depreciation and amortization for the years ended December 31, 2002, 2003 and 2004, were $38,709, $53,390, and $85,393, respectively.  Depreciation and amortization for the six months ended June 30, 2004 and 2005 were $38,730, and $97,278, respectively.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

NOTE 5 – RELATED PARTY TRANSACTIONS

Related Party Relationships

Name of Related Parties	Relationship with the Company

Mr. Yi Song	The Company’s 80% stockholder
Mr. Hong Song	The Company’s 20% stockholder
Shenzhen Diguang Engine & Equipment Co., Ltd. (a China based entity)	80% owned by Mr. Yi Song and 20% owned by Mr. Hong Song
Cinema Systems Inc. (a US entity)	The representative of Mr. Yi Song and Mr. Hong Song
Dongguan Diguang Electronic Science and Technology Ltd. (a China based entity from which Diguang Electronics has rented the plant.)	80% owned by Mr. Yi Song and 20% owned by Mr. Hong Song

On December 20, 2004, Diguang Electronics entered into a lease agreement with Dongguan Diguang Electronic Science & Technology Ltd., a company owned by Mr. Yi Song and Mr. Hong Song, to rent the plant with rental of RMB520, 000 per month.  The lease terms started February 1, 2005 and will terminate at January 31, 2010.

During the normal course of business, the transactions among all related parties were related to fund movements among these parties.  The break-down details of due from/to related parties were summarized as follows.

	December 31,		June 30,
Related Parties	2003	2004	2005

Due from related parties
Dongguan Diguang Electronic Science & Technology Limited	$-	$-	$2,566
Stockholders	143,208	642,572	2,076,178

Total	143,208	642,572	2,078,744

Due to related parties
Shenzhen Diguang Engine & Equipment Co., Ltd	651,325	843,259	416,707
Dongguan Diguang Electronics Science & Technology Limited	-	-	71,114
Stockholders	2,090,447	170,221	73,797

Total	2,741,772	1,013,480	561,618

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

NOTE 6 – BANK LOANS

Bank loan is summarized as follows:

	December 31,		June 30,
	2003	2004	2005
			(Unaudited)

RMB-denominated loan (RMB4,000,000) from a commercial bank, maturing on October 28, 2005, bearing interest at a fixed interest rate of 5.49% which is only adjusted when the People’ Bank of China, central bank, adjusted the interest, collateralized by a certificate of deposit of $400,000 in the bank and owners’ personal property	$483,284	$483,296	$483,296

Current maturity	-	-	(483,296)

	$483,284	$483,296	$-

NOTE 7 – INCOME TAXES

The income before income taxes in 2002, 2003 and 2004, respectively, was as follows:

	Years Ended December 31,
	2002	2003	2004

Income in BVI entities before income taxes	$313,355	$359,827	$3,824,816
Income in Hong Kong before income taxes	7,210	24,456	464,755
Income in China before income taxes	48,059	715,412	2,588,873

	$368,624	$1,099,695	$6,878,444

The income tax provision was as follows:

	Years Ended December 31,
	2002	2003	2004
Current:
Hong Kong	$-	$-	$-
China	6,990	54,055	188,426

Deferred:
Hong Kong	-	-	-
China	-	-	-

	$6,990	$54,055	$188,426

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

NOTE 7 – INCOME TAXES

The difference between the effective income tax rate and the expected federal statutory rate was as follows:

	Years Ended December 31,
	2002	2003	2004

Statutory rate	33.0%	33.0%	33.0%
Income tax rate reduction	(31.3)	(25.4)	(25.7)
Permanent differences	(0.4)	(3.3)	(0.1)
Other	0.6	0.6	(4.5)

Effective income tax rate	1.9%	4.9%	2.7%

NOTE 8 – EQUITY TRANSACTIONS

On December 24, 2003, Well Planner (ultimately the two Chinese citizens) infused $142,000 into Diguang Electronics and the other two investors converted their shares of retained earnings approximately $297,400 into registered capital.  Consequently, the total registered capital at Diguang Electronics increased up to RMB 5 million, which was substantiated by a capital verification report rendered by an independent CPA firm in China and approved by Shenzhen office of State Administration Bureau of Industry and Commerce.

On October 31, 2003, all of the substantial businesses in Diguang Electronics (HK) were transferred to Diguang Technology (a BVI company).  The two Chinese owners distributed to themselves a dividend of approximately $2,650,956 and converted the retained earning of $50,000 to capital.

Under China laws and regulation, Diguang Electronics is required to appropriate a portion of its retained earning to a general reserve, which cannot be used for dividend distribution purpose.  In the years ended December 31, 2002, 2003, and 2004, the appropriation was $7,500, $11,486, and $103,321, respectively.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Operating Leases

Diguang Electronics leases its plant and office from a local customer – Tianma Microelectronic Co., Ltd. (“TMCL”) since May 1, 2000.  The lease term was from May 1, 2000 to April 30, 2003 with a monthly rental of RMB23,061 (approximately $2,786) for both office space and production facility.  After that lease terminated, the next lease was singed with Tianma Microelectronic Co., Ltd on an annual basis and renewable upon Diguang Electronics’ request.  The newest lease period is from February 1, 2005 to January 31, 2006 which is for the office space only with a monthly rental of RMB16,543 (approximately $1,999).  The lease for

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

production facility was terminated on April 30, 2005 with a monthly rental RMB 32,388 (approximately $3,913).  Since May 2005, Diguang Electronics moved its production base to Dongguan and headquarter office has still remained in the current location leased from TMCL. The lease for production facility with the related party has started from February 1, 2005 to January 31, 2010 with a monthly rental of RMB520,000 (approximately $63,299).  It took Diguang Electronics about three months to finish the internal remodeling and the facility was available for use in May 2005. Both Well Planner and Diguang Technology do not have any office space leased in Hong Kong and British Virgin Islands.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

NOTE 9 – COMMITMENTS AND CONTINGENCIES (Continued)

The rental expense for the years ended December 31, 2002, 2003, and 2004 were $154,723, $189,834, and $219,499, respectively.  The rental expenses for the six months ended June 30, 2004 and 2005 were $78,060 and $414,787, respectively.

Future minimum payments required under operating lease which has a remaining lease term in excess of one year at December 31, 2004 are as follows:

December 31,	Amount

2005	$821,726
2006	759,586
2007	759,586
2008	759,586
2009	759,586
Thereafter	759,586

$4,619,656

NOTE 10 – SEGMENT REPORTING

The Company currently operates only in one business segment.  As the Company’s major production base is in China while export revenue and net income in overseas entities accounted for a significant portion of total consolidated revenue and net income, management believes that the following tables present useful information to chief operation decision makers for measuring business performance, financing needs, and preparing corporate budget, etc.

	Years Ended December 31,
	2002	2003	2004

Sales to China domestic customers	$2,581,613	$3,085,706	$4,667,219
Sales to overseas customers	1,442,252	3,070,702	19,816,003

	$4,023,865	$6,156,408	$24,483,222

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

NOTE 10 – SEGMENT REPORTING (Continued)

	China	Foreign	Inter- company
	Operations	Operations	Elimination		Total

2002
Revenue	$3,561,867	$4,197,181	$(3,735,183	) $	4,023,865
Gross margin	19%	10%			29%
Receivable	946,127	4,097,824	(2,568,657)		2,475,294
Inventory	810,954	-	-		810,954
Property and equipment	293,362	-	-		293,362
Expenditures for long-lived assets	51,670	-	-		51,670

2003
Revenue	$5,832,762	$11,373,674	$(11,050,028	) $	6,156,408
Gross margin	24%	8%			32%
Receivable	2,382,984	10,729,874	(10,185,669)		2,927,189
Inventory	2,854,281	-	-		2,854,281
Property and equipment	418,168	-	-		418,168
Expenditures for long-lived assets	178,196	-	-		178,196

2004
Revenue	$16,471,355	$38,832,673	$(30,820,806	) $	24,483,222
Gross margin	25%	16%			41%
Receivable	3,770,042	22,365,157	(21,371,334)		4,764,865
Inventory	1,624,749	-	-		1,624,749
Property and equipment	491,102	-	-		491,102
Expenditures for long-lived-assets	159,686	-	-		159,686

Six months ended June 30, 2004 (Unaudited)
Revenue	$6,638,038	$16,921,862	$(13,637,825	) $	9,922,075
Gross margin	17%	20%			37%
Receivable	5,527,744	8,111,496	(8,351,529)		5,287,711
Inventory	4,600,476	-	-		4,600,476
Property and equipment	457,392	-	-		457,392
Expenditures for long-lived-assets	77,954	-	-		77,954

Six months ended June 30, 2005 (Unaudited)
Revenue	$15,513,229	$39,545,055	$(36,671,815	) $	18,386,469
Gross margin	22%	10%			32%
Receivable	9,861,467	16,837,777	(16,445,360)		10,253,884

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

Inventory	3,892,344	-	-	3,892,344
Property and equipment	1,489,020	-	-	1,489,020
Expenditures for long-lived-assets	1,095,196	-	-	1,095,196

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)

NOTE 11 – CONCENTRATION OF CUSTOMERS AND VENDORS

Customers and vendors who accounts for 10% or more of revenues, accounts receivable, purchases, and accounts payable are presented as follows:

		Accounts		Accounts
	Revenue	Receivable	Purchases	Payable
2002

Customer A	4%	29%	-	-

Vendor A	-	-	2%	20%
Vendor B	-	-	16%	11%
Vendor C	-	-	12%	4%
Vendor D	-	-	11%	5%
Vendor E	-	-	12%	2%

2003

Customer A	3%	27%	-	-

Vendor A	-	-	12%	23%
Vendor B	-	-	19%	26%
Vendor F	-	-	17%	17%

2004

Customer A	4%	13%	-	-
Customer B	3%	11%	-	-
Customer C	50%	7%	-	-

Vendor A	-	-	9%	13%
Vendor F	-	-	25%	19%

NOTE 12 – GOVERNMENT SUBSIDIES

Under Shenzhen government policy to encourage enterprises those are using and creating new technology and brand new products in Shenzhen Special Economic Zone, Diguang Electron ic s has received government subsidies of $13,972, $46,698, and $5,547 for the years ended December 31, 2002, 2003, and 2004, respectively. The government subsidies for the six month ended June 30, 2004 and 2005 were $0 and $71,419, respectively. These subsidies were treated as other income below the operation income line for the periods reported.

DIGUANG INTERNATIONAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

(In US Dollars)